XL Capital Ltd



          Liquid Yield Option(TM)Notes due 2021 (Zero Coupon---Senior)
         --------------------------------------------------------------

                                    INDENTURE

                          Dated as of September 7, 2001

         --------------------------------------------------------------



                       State Street Bank and Trust Company

                                     TRUSTEE

         --------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page



              ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE

         Section 1.1   Definitions............................................1
         Section 1.2   Other Definitions......................................5
         Section 1.3   Incorporation by Reference of Trust Indenture Act......6
         Section 1.4   Rules of Construction..................................7
         Section 1.5   Acts of Holders........................................7

                            ARTICLE II THE SECURITIES

         Section 2.1   Form and Dating........................................8
         Section 2.2   Execution and Authentication..........................10
         Section 2.3   Registrar, Paying Agent, Bid Solicitation Agent
                         and Conversion Agent................................11
         Section 2.4   Paying Agent to Hold Money and Securities in Trust....11
         Section 2.5   Securityholder Lists..................................11
         Section 2.6   Transfer and Exchange.................................12
         Section 2.7   Replacement Securities................................13
         Section 2.8   Outstanding Securities; Determinations of Holders'
                         Action..............................................14
         Section 2.9   Temporary Securities..................................14
         Section 2.10   Cancellation.........................................15
         Section 2.11   Persons Deemed Owners................................15
         Section 2.12   Global Securities....................................15
         Section 2.13   CUSIP Numbers........................................20
         Section 2.14   Original Issue Discount..............................20

                      ARTICLE III CONTINGENT CASH INTEREST

         Section 3.1   Contingent Cash Interest..............................21
         Section 3.2   Payment of Contingent Cash Interest...................21
         Section 3.3   Notice................................................23

                   ARTICLE IV CONTINGENT ADDITIONAL PRINCIPAL

         Section 4.1   Contingent Additional Principal.......................23
         Section 4.2   Payment of Contingent Additional Principal............24
         Section 4.3   Notice................................................24

                       ARTICLE V REDEMPTION AND PURCHASES

         Section 5.1   Company's Right to Redeem; Notices to Trustee.........25
         Section 5.2   Selection of Securities to Be Redeemed................25

         Section 5.3   Notice of Redemption..................................25
         Section 5.4   Effect of Notice of Redemption........................26
         Section 5.5   Deposit of Redemption Price...........................26
         Section 5.6   Securities Redeemed in Part...........................26
         Section 5.7   Repurchase of Securities by the Company at Option
                         of the Holder.......................................27
         Section 5.8   Purchase of Securities at Option of the Holder
                         upon a Change in Control............................33
         Section 5.9   Effect of Purchase Notice or Change in Control
                         Purchase Notice.....................................39
         Section 5.10   Deposit of Purchase Price or Change in Control
                          Purchase Price.....................................40
         Section 5.11   Securities Purchased in Part.........................40
         Section 5.12   Covenant to Comply With Securities Laws Upon
                          Purchase of Securities.............................40
         Section 5.13   Repayment to the Company.............................41

                              ARTICLE VI COVENANTS

         Section 6.1   Payment of Securities.................................41
         Section 6.2   SEC and Other Reports.................................41
         Section 6.3   Compliance Certificate................................42
         Section 6.4   Further Instruments and Acts..........................42
         Section 6.5   Maintenance of Office or Agency.......................42
         Section 6.6   Delivery of Certain Information.......................43
         Section 6.7   Additional Amounts....................................43

                        ARTICLE VII SUCCESSOR CORPORATION

         Section 7.1   When Company May Merge or Transfer Assets.............44

                       ARTICLE VIII DEFAULTS AND REMEDIES

         Section 8.1   Events of Default.....................................45
         Section 8.2   Acceleration..........................................46
         Section 8.3   Other Remedies........................................47
         Section 8.4   Waiver of Past Defaults...............................47
         Section 8.5   Control by Majority...................................47
         Section 8.6   Limitation on Suits...................................47
         Section 8.7   Rights of Holders to Receive Payment..................48
         Section 8.8   Collection Suit by Trustee............................48
         Section 8.9   Trustee May File Proofs of Claim......................48
         Section 8.10   Priorities...........................................49
         Section 8.11   Undertaking for Costs................................49
         Section 8.12   Waiver of Stay, Extension or Usury Laws..............49

                               ARTICLE IX TRUSTEE

         Section 9.1   Duties of Trustee.....................................50
         Section 9.2   Rights of Trustee.....................................51
         Section 9.3   Individual Rights of Trustee..........................52
         Section 9.4   Trustee's Disclaimer..................................52
         Section 9.5   Notice of Defaults....................................53

         Section 9.6   Reports by Trustee to Holders.........................53
         Section 9.7   Compensation and Indemnity............................53
         Section 9.8   Replacement of Trustee................................54
         Section 9.9   Successor Trustee by Merger...........................54
         Section 9.10   Eligibility; Disqualification........................55
         Section 9.11   Preferential Collection of Claims Against Company....55

                        ARTICLE X DISCHARGE OF INDENTURE

         Section 10.1   Discharge of Liability on Securities.................55
         Section 10.2   Repayment to the Company.............................55

                              ARTICLE XI AMENDMENTS

         Section 11.1   Without Consent of Holders...........................55
         Section 11.2   With Consent of Holders..............................56
         Section 11.3   Compliance with Trust Indenture Act..................57
         Section 11.4   Revocation and Effect of Consents, Waivers and
                          Actions............................................57
         Section 11.5   Notation on or Exchange of Securities................57
         Section 11.6   Trustee to Sign Supplemental Indentures..............57
         Section 11.7   Effect of Supplemental Indentures....................58

                             ARTICLE XII CONVERSIONS

         Section 12.1   Conversion Privilege.................................58
         Section 12.2   Conversion Procedure.................................59
         Section 12.3   Fractional Shares....................................59
         Section 12.4   Taxes on Conversion..................................59
         Section 12.5   Company to Provide Stock.............................60
         Section 12.6   Adjustment for Change in Capital Stock...............60
         Section 12.7   Adjustment for Rights Issue..........................61
         Section 12.8   Adjustment for Other Distributions...................62
         Section 12.9   Adjustment for Company Tender Offer..................63
         Section 12.10   When Adjustment May Be Deferred.....................64
         Section 12.11   When No Adjustment Required.........................64
         Section 12.12   Notice of Adjustment................................65
         Section 12.13   Voluntary Increase..................................65
         Section 12.14   Notice of Certain Transactions......................65
         Section 12.15   Reorganization of Company; Special Distributions....66
         Section 12.16   Company Determination Final.........................66
         Section 12.17   Trustee's Adjustment Disclaimer.....................66
         Section 12.18   Simultaneous Adjustments............................67
         Section 12.19   Successive Adjustments..............................67

                           ARTICLE XIII MISCELLANEOUS

         Section 13.1   Trust Indenture Act Controls.........................67
         Section 13.2   Notices..............................................67

         Section 13.3   Communication by Holders with Other Holders..........68
         Section 13.4   Certificate and Opinion as to Conditions Precedent...68
         Section 13.5   Statements Required in Certificate or Opinion........68
         Section 13.6   Separability Clause..................................69
         Section 13.7   Rules by Trustee, Paying Agent, Conversion Agent
                          and Registrar......................................69
         Section 13.8   Legal Holidays.......................................69
         Section 13.9   GOVERNING LAW........................................69
         Section 13.10   No Recourse Against Others..........................69
         Section 13.11   Successors..........................................69
         Section 13.12   Multiple Originals..................................69



EXHIBIT A         Form of Global Security

EXHIBIT B         Transfer Certificate

     INDENTURE dated as of September 7, 2001 between XL CAPITAL LTD, a Cayman Islands exempted limited company (the "Company"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company ("Trustee").

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's Liquid Yield Option
(TM) Notes due 2021:

                                    ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

     Section I.1 Definitions

     "Accreted Conversion Price" of a Security as of any date means the Accreted Value of such Security divided by the number of Ordinary Shares issuable upon conversion of the Security on that date.

     "Accreted Value" as of any date means the sum of the Issue Price, plus the accrued Original Issue Discount and any accrued Contingent Additional Principal, if any, to the date of determination (excluding any Contingent Cash Interest that becomes payable).

     "Additional Amount" means any amounts that are required under this Indenture to be paid to the Holders by the Company as described in Section 6.7.

     "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or any beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transfer or transaction and as in effect from time to time.

     "Board of Directors" means either the board of directors of the Company or any duly authorized committee of such board.

     "Business Day" means, with respect to any Security, a day that in the City of New York or the City of Boston, Massachusetts, is not a day on which banking institutions are authorized by law or regulation to close.

     "Capital Stock" for any entity means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

     "Certificated Securities" means securities that are in registered definitive form.

     "Company" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

     "Company Order" means a written request or order signed in the name of the Company by any two Officers.

     "Corporate Trust Office" means the corporate trust office of the Trustee at which at any time the trust created by this Indenture shall be administered, which office at the date hereof is located at 225 Asylum Street, 23rd Floor, Hartford, Connecticut 06103, Attention: Corporate Trust Administration (XL Capital Ltd Liquid Yield Option(TM) Notes due 2021), or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the corporate trust office of any successor Trustee at which such trust shall be administered (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect and, to the extent optional, adopted by the Company, on the date of this Indenture, consistently applied.

     "GICs" means guaranteed investment contracts.

     "Global Security" means a permanent Global Security that is in the form of the Security attached hereto as Exhibit A, and that is deposited with and registered in the name of the Depositary.

     "Holder" or "Securityholder" means a person in whose name a Security is registered on the Registrar's books.

     "Indebtedness" means, without duplication, the principal or face amount of
(i) all obligations for borrowed money, (ii) all obligations evidenced by debentures, notes or other similar instruments, (iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (v) all obligations as lessee which are capitalized in accordance with generally accepted accounting principles, and
(vi) all Indebtedness of others guaranteed by the Company or for which the Company is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others) (it being understood, for the avoidance of doubt, that insurance payment liabilities, as such, and liabilities arising in the ordinary course of such Company's business as an insurance or reinsurance company (including GICs) or corporate member of The Council of Lloyds or as a provider of financial or investment services or contracts (in each case other than in connection with the provision of financing to the Company or any Affiliate of the Company) shall not be deemed to constitute Indebtedness).

     "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

     "Issue Date" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

     "Liquidated Damages" means liquidated damages pursuant to the Registration Rights Agreement.

     "NYSE" means The New York Stock Exchange.

     "Officer" means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.

     "Officers' Certificate" means a written certificate containing the information specified in Sections 13.4 and 13.5, signed in the name of the Company by any two Officers, and delivered to the Trustee. An Officers' Certificate given pursuant to Section 6.3 shall be signed by a financial or accounting Officer of the Company but need not contain the information specified in Sections 13.4 and 13.5.

     "Opinion of Counsel" means a written opinion containing the information specified in Sections 13.4 and 13.5, from legal counsel who is acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company or the Trustee.

     "Original Issue Discount" of any Security means the difference between the issue price and the principal amount at maturity of the Security as set forth on the face of the Security, which shall accrue as set forth in the form of Security.

     "Ordinary Shares" shall mean the Class A ordinary shares, $0.01 par value per share, of the Company existing on the date of this Indenture or any other shares of Capital Stock of the Company into which such Class A ordinary shares shall be reclassified or changed.

     "Non-U.S. Person" means any person who, for United States federal income tax purposes, is not (i) a corporation or partnership created or organized in or under the laws of the United States, any state thereof or the District of Columbia or, in the case of a partnership, otherwise treated as a U.S. person under applicable U.S. Treasury Regulations, (ii) a citizen or resident of the United States, (iii) an estate the income of which is subject to United States federal income tax without regard to its source or (iv) a trust, if a court within the United States is able to exercise primary supervision over administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.

     "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

     "Redemption Date" or "redemption date" shall mean the date specified in a notice of redemption on which the Securities may be redeemed in accordance with the terms of the Securities and this Indenture.

     "Regular Cash Dividends" means quarterly or other periodic cash dividends on Ordinary Shares as declared by the Board of Directors as part of cash dividends practices and that are not designated by the Board of Directors as extraordinary or special or other nonrecurring dividends.

     "Registration Rights Agreement" means the registration rights agreement, relating to the Securities and the Ordinary Shares issuable upon conversion of the Securities, dated as of September 7, 2001, between the Company and Merrill Lynch & Co., Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     "Relevant Date" means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the Trustee on or prior to such due date, it means the first date on which, the full amount of such moneys having been so received and being available for payment to holders, notice to that effect shall have been duly given to the holders of the Securities.

     "Responsible Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

     "Restricted Security" means a Security required to bear the restrictive legend set forth in the form of Security set forth in Exhibit A of this Indenture.

     "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

     "SEC" means the Securities and Exchange Commission.

     "Securities" means the Company's Liquid Yield Option (TM) Notes due 2021, issued under this Indenture.

     "Securityholder" or "Holder" means a person in whose name a Security is registered on the Registrar's books.

     "Stated Maturity", when used with respect to any Security, means September 7, 2021.

     "Subsidiary" means any person of which at least a majority of the outstanding Voting Stock shall at the time directly or indirectly be owned or controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

     "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

     "Trading Day" means a day during which trading in securities generally occurs on the NYSE or, if the Ordinary Shares are not listed on the NYSE, on the principal other national or regional securities exchange on which the Ordinary Shares then are listed or, if the Ordinary Shares are not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Ordinary Shares are not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Ordinary Shares are then traded.

     "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

     "Voting Stock" of a person means Capital Stock of such person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     Other Definitions.

Term Section:                                                    Defined in:

"Accreted Value Conversion"...................................   Exhibit A
"Act".........................................................   1.5
"Associate"...................................................   5.8
"Agent Members"...............................................   2.12(e)
"Average Sale Price"..........................................   12.1
"beneficial owner"............................................   5.8(a)
"Bid Solicitation Agent"......................................   2.3
"cash"........................................................   5.7(b)
"Change in Control"...........................................   5.8(a)
"Change in Control Notice Date"...............................   5.8(b)
"Change in Control Purchase Date".............................   5.8(a)
"Change in Control Purchase Notice"...........................   5.8(c)
"Change in Control Purchase Price"............................   5.8(a)
"Company Notice"..............................................   5.7(e)
"Company Notice Date".........................................   5.7(c)
"Contingent Additional Principal".............................   4.1
"Contingent Cash Interest"....................................   3.1
"Contingent Cash Interest Payment Date".......................   3.1
"Contingent Cash Interest Record Date"........................   3.1
"Conversion Agent"............................................   2.3
"Conversion Date".............................................   12.2
"Conversion Period"...........................................   Exhibit A

"Conversion Rate".............................................   12.1
"Depositary"..................................................   2.1(a)
"DTC".........................................................   2.1(a)
"Defaulted Interest"..........................................   3.2
"Event of Default"............................................   8.1
"Exchange Act"................................................   5.7(d)
"Ex-Dividend Time"............................................   12.1
"Expiration Time".............................................   12.9
"Extraordinary Cash Dividend".................................   12.8
"Five-Trading-Day Measurement Period".........................   3.2
"Interest Payment Date".......................................   Exhibit A
"Issue Price".................................................   Exhibit A
"Legal Holiday"...............................................   13.8
"Legend"......................................................   2.6(f)
"Market Price"................................................   5.7(d)
"Notice of Default"...........................................   8.1
"Ordinary Shares Threshold Price".............................   4.1
"Ordinary Shares Record Date".................................   3.2
"Parity Value"................................................   Exhibit A
"Paying Agent"................................................   2.3
"Purchase Date"...............................................   5.7(a)
"Purchase Notice".............................................   5.7(a)
"Purchase Price"..............................................   5.7(a)
"Purchased Shares"............................................   12.9
"QIB".........................................................   2.1(a)
"Redemption Price"............................................   Exhibit A
"Registrar"...................................................   2.3
"Rule 144A Information".......................................   6.6
"Sale Price"..................................................   5.7(d)
"Semiannual Period"...........................................   3.1
"Securities' Market Price"....................................   3.2
"Securities Act"..............................................   5.7(d)
"Special Record Date".........................................   3.2
"Spin-off"....................................................   12.8
"Time of Determination".......................................   12.1
"Trading Price"...............................................   Exhibit A
"Thirty-Trading-Day Measurement Period".......................   3.2

     Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the SEC.

     "indenture securities" means the Securities.

     "indenture security holder" means a Securityholder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture securities means the Company.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

     Section I.4 Rules of Construction.

     Unless the context otherwise requires:

     (1) a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it and shall be construed in accordance with "U.S. GAAP";

     (3) "or" is not exclusive;

     (4) "including" means including, without limitation;

     (5) words in the singular include the plural, and words in the plural include the singular;

     (6) all references to $, dollars, cash payments or money refer to United States currency; and

     (7) all references to "interest" on any Security in this Indenture shall mean accretion of Original Issue Discount to the principal amount of such Security unless such reference is to "Contingent Cash Interest."

     Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

     (a) The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (b) The ownership of Securities shall be proved by the register for the Securities.

     (c) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or the Conversion Agent in reliance thereon, whether or not notation of such action is made upon such Security.

     (d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                                   ARTICLE II
                                 THE SECURITIES

     Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

     (a) Global Securities. Securities offered and sold within the United States to qualified institutional buyers as defined in Rule 144A ("QIBs") in reliance on Rule 144A shall be issued initially in the form of a Global Security, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary (as defined below) and registered in the name of The Depository Trust Company ("DTC") or the nominee thereof (DTC, or any successor thereto, and any such nominee being hereinafter referred to as the "Depositary"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

     (b) Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount at maturity of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount at maturity of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases and conversions.

     Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

     (c) Book-Entry Provisions. This Section 2.1(c) shall apply only to Global Securities deposited with or on behalf of the Depositary.

     The Company shall execute and the Trustee shall, in accordance with this
Section 2.1(c), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (c) shall bear legends substantially to the following effect:

     "THIS SECURITY AND ANY ORDINARY SHARES ISSUABLE UPON THE CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HERBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

     THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF XL CAPITAL LTD THAT THIS SECURITY AND ANY ORDINARY SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 OR ANOTHER AVAILABLE EXEMPTION THEREUNDER (IF AVAILABLE) OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

     THIS SECURITY, ANY ORDINARY SHARES ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION OR INTERPRETATION THEREOF OR

IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY AND ANY SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT."

     Execution and Authentication. The Securities shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Securities may be manual or facsimile.

     Securities bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Securities Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

     The Trustee shall authenticate and deliver the Securities for original issue in an initial aggregate principal amount at maturity (subject to adjustment) of up to $508,842,000 upon one or more Company Orders without any further action by the Company. The aggregate principal amount of the Securities due at the Stated Maturity thereof outstanding at any time may not exceed the amount set forth in the foregoing sentence, except as provided in Article IV.

     The Securities shall originally be issued only in registered form without coupons and only in denominations of $1,000 of principal amount at maturity and any integral multiple thereof.

     Registrar, Paying Agent, Bid Solicitation Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for purchase or payment ("Paying Agent") and an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Company shall also appoint a bid solicitation agent (the "Bid Solicitation Agent") to act pursuant to paragraph 2(d) of the Securities. The Registrar shall keep a register of the Securities and of their transfer, exchange and conversion. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 6.5. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 6.5.

     The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 9.7. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

     The Company initially appoints the Trustee as Registrar, Conversion Agent, Paying Agent and Bid Solicitation Agent in connection with the Securities.

     Paying Agent to Hold Money and Securities in Trust. Except as otherwise provided herein, on or prior to each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or Ordinary Shares or, as permitted by this Indenture, a combination thereof, sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money and Ordinary Shares held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and Ordinary Shares so held in trust. If the Company or a Subsidiary or an Affiliate of any of them acts as Paying Agent, it shall segregate the money and Ordinary Shares held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and Ordinary Shares held by it to the Trustee and to account for any funds and Ordinary Shares disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money or the Ordinary Shares.

     Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on May 1 and November 1 a listing of Securityholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

     Transfer and Exchange. Subject to Section 2.12 hereof, (a) upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to
Section 2.3, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount at maturity. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange.

     At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount at maturity, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

     The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

     (a) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.6(b). Transfers of a Global Security shall be limited to transfers of such Global Security, to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

     (b) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

     (c) Any Registrar appointed pursuant to Section 2.3 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

     (d) No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

     (e) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the form of Security attached hereto as Exhibit A setting forth such restrictions (collectively, the "Legend"), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon
(i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, pursuant to a Company Order, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by the Company or an Affiliate of the Company, the Legend shall be reinstated.

     Replacement Securities. If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon a Company Order, the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a certificate number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article III hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, in cash, Ordinary Shares or a combination thereof as permitted in this Indenture, as the case may be.

     Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

     The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     Outstanding Securities; Determinations of Holders' Action. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those paid pursuant to Section 2.6(a), those delivered to it for cancellation and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles VI and IX).

     If a Security is replaced pursuant to Section 2.6, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

     If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following a Purchase Date or a Change in Control Purchase Date, or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then immediately after such Redemption Date, Purchase Date, Change in Control Purchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and interest, if any, on such Securities shall cease to accrue and such Securities shall cease to be convertible; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

     If a Security is converted in accordance with Article XII, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and interest, if any, shall cease to accrue on such Security.

     Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

     If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.3, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

     Cancellation. All Securities surrendered for payment, purchase by the Company pursuant to Article V, conversion, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article XII. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.10, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee's customary procedure.

     Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of the Security or the payment of any Redemption Price, Purchase

Price or Change in Control Purchase Price in respect thereof, and interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     Global Securities. Notwithstanding any other provisions of this Indenture or the Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.6 and Section 2.12(a)(i), (B) transfers of a beneficial interest in a Global Security for a Certificated Security shall comply with Section 2.6 and Section 2.12(a)(ii) below, and (C) transfers of a Certificated Security shall comply with Section 2.6 and Sections 2.12(a)(iii) and (iv) below.

          (i) Transfer of Global Security. A Global Security may not be transferred, in whole or in part, to any person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other person may be registered; provided that this clause (i) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such person. Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.12(a).

          (ii) Restrictions on Transfer of a Beneficial Interest in a Global Security for a Certificated Security. A beneficial interest in a Global Security may not be exchanged for a Certificated Security except if DTC is at any time unwilling or unable to continue as a Depositary and a successor Depositary is not appointed by the Company within 90 days and upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a transfer of a beneficial interest in a Global Security in accordance with Applicable Procedures for a Certificated Security in the form satisfactory to the Trustee, together with:

          (A) so long as the Securities are Restricted Securities, certification in the form set forth in Exhibit B;

          (B) written instructions to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate principal amount or Accreted Value of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such decrease; and

          (C) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend, then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount at maturity of the Securities represented by the Global Security to be decreased by the aggregate principal amount at maturity of the Certificated

          Security to be issued, shall issue such Certificated Security and shall debit or cause to be debited to the account of the person specified in such instructions a beneficial interest in the Global Security equal to the principal amount at maturity of the Certificated Security so issued.

          (iii) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented to the Registrar with a request:

     (y) to register the transfer of such Certificated Securities; or

     (z) to exchange such Certificated Securities for an equal principal amount at maturity of Certificated Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for transfer or exchange:

     (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

     (2) so long as such Securities are Restricted Securities, such Securities are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause
          (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

          (A) if such Certificated Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

          (B) if such Certificated Securities are being transferred to the Company, a certification to that effect; or

          (C) if such Certificated Securities are being transferred pursuant to an exemption from registration, (i) a certification to that effect (in the form set forth in Exhibit B, if applicable) and
               (ii) if the Company so requests, an opinion of counsel in form and substance reasonably satisfactory to it or other evidence in form and substance reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend.

          (iv) Restrictions on Transfer of a Certificated Security for a Beneficial Interest in a Global Security. A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.

     Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                  (I) so long as the Securities are Restricted Securities, certification, in the form set forth in Exhibit B, that such Certificated Security is being transferred to a QIB in accordance with Rule 144A; and

                  (II) written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount at maturity of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount at maturity of Securities represented by the Global Security to be increased by the aggregate principal amount at maturity of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Global Security equal to the principal amount at maturity of the Certificated Security so cancelled. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount at maturity.

     (a) Subject to the succeeding paragraph (c), every Security shall be subject to the restrictions on transfer provided in the Legend including the delivery of an opinion of counsel, if so provided. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit B, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

     (b) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable in form and substance to the Company, addressed to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

     (c) As used in the preceding two paragraphs of this Section 2.12, the term "transfer" encompasses any sale, pledge, transfer, loan, hypothecation, or other disposition of any Security.

     (d) The provisions of clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

     (1) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days or (ii) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clause (i) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (ii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a person other than the Depositary or a nominee thereof shall not be a Global Security.

     (2) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount at maturity equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount at maturity thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

     (3) Subject to the provisions of clause (5) below, the registered Holder may grant proxies and otherwise authorize any person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

     (4) In the event of the occurrence of any of the events specified in clause (1) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

     (5) Neither any members of, or participants in, the Depositary (collectively, the "Agent Members") nor any other persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

     CUSIP Numbers. The Company may issue the Securities with one or more "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

     Original Issue Discount. The Trustee on behalf of the Holders agrees (i) that for United States federal income tax purposes the Securities will be treated as indebtedness subject to the Treasury regulations governing contingent payment debt instruments, (ii) that the Holders will report original issue discount and interest on the Securities in accordance with the Company's determination of both the "comparable yield" and the "projected payment schedule" and (iii) to be bound by the Company's application of the Treasury regulations that govern contingent payment debt instruments. For this purpose, the "comparable yield" for the Securities is 7.04% compounded semi-annually and the "projected payment schedule" may be obtained by contacting the Company at the address set forth in Section 13.2. The Company shall file with the Trustee no later than the end of each calendar year
(i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

                                   ARTICLE III
                            Contingent Cash Interest

     Section III.1 Contingent Cash Interest.

     Commencing after September 7, 2004 the Company shall make Contingent Cash Interest payments to the Holders of Securities, as described below, during any six month period from September 7 to March 6 (inclusive) and from March 7 to September 6 (inclusive) (each a "Semiannual Period") if, but only if, the average Securities' Market Price of one Security for the five Trading Days in the relevant Five-Trading-Day Measurement Period equals 120% or more of the Accreted Value of such Security to the day immediately preceeding the first day of the applicable Semiannual Period. During any Semiannual Period when Contingent Cash Interest is payable pursuant to this section, each Contingent Cash Interest payment due and payable pursuant to this section on each $1,000 principal amount at maturity of Securities shall be calculated for any quarterly period of the applicable Semiannual Period, and in each instance shall equal the greater of (i) $ .46 multiplied by 5.277 or (ii) the sum of all Regular Cash Dividends paid by the Company per share on the Ordinary Shares during the applicable quarter of such Semiannual Period multiplied by the then aplicable Conversion Rate.

     Contingent Cash Interest shall accrue as of the 15th day preceding the last day of the relevant Semiannual Period (each a "Contingent Cash Interest Record Date"), or, if the Company pays Regular Cash Dividends on its Ordinary Shares during a quarter within the relevant Semiannual Period, as of the Ordinary Shares Record Date (as defined below). If the Company only pays Regular Cash Dividends for one quarter within the relevant Semiannual Period, the remaining Contingent Cash Interest will accrue and be payable as of the Contingent Cash Interest Record Date.

     Accrued and unpaid Contingent Cash Interest, if any, shall be paid on the last day of such Semiannual Period or, if the Company pays a Regular Cash Dividend on the Ordinary Shares during a Semiannual Period, on the payment date for the related Ordinary Shares dividend (in each case, a "Contingent Cash Interest Payment Date").

     The Original Issue Discount of the Securities will continue to accrue whether or not Contingent Cash Interest payments are made or any Contingent Additional Principal accrues.

     Section III.2 Payment of Contingent Cash Interest.

     (a) If applicable, Contingent Cash Interest on any Security that is payable, and is punctually paid or duly provided for, on any Contingent Cash Interest Payment Date shall be paid to the person in whose name that Security is registered on the Contingent Cash Interest Record

Date or the Ordinary Shares Record Date, as applicable, at the office or agency of the Company maintained for such purpose. Each payment of Contingent Cash Interest on any Security shall be paid (A) if such Security is held in the form of a Global Security, in same-day funds by transfer to an account maintained by the payee located inside the United States, or (B) if such Security is held in the form of a Certificated Security, by check, mailed to the address of such Holder as set forth in the Security Register. In the case of a Global Security, Contingent Cash Interest payable, will be paid on the applicable Contingent Cash Interest Payment Date to the Depositary with respect to that portion of such Global Security held for its account by Cede & Co., for the purpose of permitting such party to credit the interest received by it in respect of such Global Security to the accounts of the beneficial owners thereof.

     (b) Any Contingent Cash Interest on any Security that is payable, but is not punctually paid or duly provided for, within 30 days following any Contingent Cash Interest Payment Date (herein called "Defaulted Interest", which term shall include any accrued and unpaid interest that has accrued on such defaulted amount), shall forthwith cease to be payable to the registered Holder thereof on the relevant Record Date or Contingent Cash Interest Record Date, as applicable, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company at its election in each case, as provided in clause
(i) or (ii) below:

          (i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date (the "Special Record Date") for the payment of such Defaulted Interest which shall be not more than 15 days and not less than ten (10) days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities at his address as it appears on the list of Securityholders maintained pursuant to Section 2.5, not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in The Wall Street Journal, but such publications shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).

          (ii) The Company may make payment of any Defaulted Interest on the Securities in any lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     As used in this Article III, "Five-Trading-Day Measurement Period" means the five consecutive Trading Days ending on the third Trading Day immediately preceding the first day of the applicable Semiannual Period; provided, however, that if the Company declares a dividend for which the record date (the "Ordinary Shares Record Date") falls prior to the first day of the next Semiannual Period, but the payment date for such dividend for the Ordinary Shares falls within such Semiannual Period, then the "Five-Trading-Day Measurement Period" shall mean the five consecutive Trading Days ending on the third Trading Day immediately preceding such Ordinary Shares Record Date. "Securities' Market Price" means, as of any date of determination, the average of the secondary market bid quotations per $1,000 principal amount at maturity of Securities obtained by the Bid Solicitation Agent for $10 million principal amount at maturity of Securities at approximately 4:00 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers (none of which shall be an Affiliate of the Company) selected by the Company; provided, however, if
(a) at least three such bids are not obtained by the Bid Solicitation Agent or
(b) in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities as of such determination date, then the Securities' Market Price for such determination date shall equal the product of (i) the Conversion Rate in effect as of such determination date multiplied by (ii) the average Sale Price of the Ordinary Shares for the five consecutive Trading Days ending on such determination date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such five Trading Day period and ending on such determination date, of any event described in Sections 12.6, 12.7, 12.8 or
12.9 (subject to the conditions set forth in Section 12.10).

     Section III.3 Notice.

     Upon determination that Holders of Securities will be entitled to receive Contingent Cash Interest during a Semiannual Period, prior to the start of such Semiannual Period, the Company will disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information or publish the information on its Web site or through such other public medium as it may use at that time.

                                   ARTICLE IV
                         CONTINGENT ADDITIONAL PRINCIPAL

     Section IV.1 Contingent Additional Principal.

     On September 7, 2002 and September 7, 2003, if the Sale Price of the Ordinary Shares is at or below the Ordinary Shares Threshold Price (as set forth in the first column under the schedule below) for at least 20 Trading Days during the Thirty-Trading-Day Measurement Period prior to that date, Contingent Additional Principal shall accrue on the Securities commencing on such date at a rate of either 0.50% or .645% per year, computed on a semiannual bond equivalent basis, on the sum of the issue price plus accrued Original Issue Discount to such date for a period of one year, in accordance with the schedule set forth below:

                                September 7, 2002

-----------------------------------------------------------------------------------------------------------
              Ordinary Shares Threshold Price                  Contingent Additional     Adjusted Yield
   (expressed as a percentage of the Accreted Conversion             Principal
                 Price of the Securities)
-----------------------------------------------------------------------------------------------------------
               Equal to or less than 69% and                            .50%             3.375%
                     greater than 65%
-----------------------------------------------------------------------------------------------------------
                 Equal to or less than 65%                             .645%             3.52%
-----------------------------------------------------------------------------------------------------------


                                September 7, 2003

-----------------------------------------------------------------------------------------------------------
              Ordinary Shares Threshold Price                  Contingent Additional     Adjusted Yield
   (expressed as a percentage of the Accreted Conversion             Principal
                 Price of the Securities)
-----------------------------------------------------------------------------------------------------------
               Equal to or less than 75% and                            .50%             3.375%
                     greater than 72%
-----------------------------------------------------------------------------------------------------------
                 Equal to or less than 72%                             .645%             3.52%
-----------------------------------------------------------------------------------------------------------

     As used in this Article IV, "Thirty-Trading-Day Measurement Period" means the 30 consecutive Trading Days ending three Trading Days prior to September 7, 2002 and September 7, 2003, as the case may be.

     No Contingent Additional Principal will accrue after September 7, 2004.

     Section IV.2 Payment of Contingent Additional Principal.

     If payable, the Contingent Additional Principal shall be paid on the Stated Maturity of the Securities. Contingent Additional Principal shall be calculated on a semiannual bond equivalent basis, using a 360-day year consisting of twelve 30-day months.

     Section IV.3 Notice.

     In the event that any Contingent Additional Principal accrues on the Securities, the Company will disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information or publish the information on its Web site or through such other public medium as it may use at that time. The Company shall also notify the Trustee annually in writing, at such time that the Company files with the Trustee its annual reports or other information or documents pursuant to Section 6.2 of the Indenture, of any accrual of Contingent Additional Principal and the resulting increase in the principal amount at maturity per Security. Following its receipt of such notice, the Trustee shall provide such information to DTC for dissemination to the participants of DTC.

                                    ARTICLE V
                            REDEMPTION AND PURCHASES

     Company's Right to Redeem; Notices to Trustee. The Company, at its option, may redeem the Securities in accordance with the provisions of Paragraph 7 of the Securities. If the Company elects to redeem Securities pursuant to Paragraph 7 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the principal amount at maturity of Securities to be redeemed and the Redemption Price.

     The Company shall give the notice to the Trustee provided for in this
Section 5.1 by a Company Order, at least 20 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

     Selection of Securities to Be Redeemed. If less than all of the Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Securities to be redeemed by lot, on a pro rata basis or by another method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed). The Trustee shall make the selection at least 15 days but not more than 60 days before the Redemption Date from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal amount at maturity of Securities that have denominations larger than $1,000.

     Securities and portions of Securities that the Trustee selects shall be in principal amounts at maturity of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of the Securities to be redeemed.

     If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

     Notice of Redemption. At least 15 days but not more than 60 days before a Redemption Date, the Company or the Trustee shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

     The notice shall identify the Securities to be redeemed and shall state:

     (1)  the Redemption Date;

     (2)  the Redemption Price;

     (3)  the then existing Conversion Rate;

     (4)  the name and address of the Paying Agent and the Conversion Agent;

     (5) that Securities called for redemption may be converted at any time before the close of business on the date that is two Business Days prior to the Redemption Date;

     (6) that Holders who want to convert their Securities must satisfy the requirements set forth in Paragraph 10 of the Securities;

     (7) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

     (8) if fewer than all of the outstanding Securities are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Securities to be redeemed;

     (9) that, unless the Company defaults in making payment of such Redemption Price, interest, if any, on Securities called for redemption will cease to accrue on and after the Redemption Date; and

     (10) the CUSIP number(s) of the Securities.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense, provided that the Company makes such request at least three Business Days prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 5.3.

     Effect of Notice of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice.

     Deposit of Redemption Price. Prior to 10:00 a.m. (New York City time), on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of any of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article XII. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

     Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in principal amount at maturity to the unredeemed portion of the Security surrendered.

     Repurchase of Securities by the Company at Option of the Holder. General. Securities shall be purchased by the Company pursuant to Paragraph 9 of the Securities at the option of the Holder on September 7, 2002, September 7, 2003, September 7, 2004, September 7, 2006, September 7, 2008, September 7, 2011 and September 7, 2016 or the next Business Day following such dates to the extent such dates are not Business Days (each, a "Purchase Date"), at the Accreted Value plus accrued and unpaid Contingent Cash Interest, if any, to the Purchase Date (the "Purchase Price"). Purchases of Securities hereunder shall be made, at the option of the Holder thereof, upon:

     (1) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the relevant Purchase Date until the close of business on the last day prior to such Purchase Date stating:

          (A) the certificate number of the Security which the Holder will deliver to be purchased or, if the Security is not certificated, the notice must comply with the appropriate Depositary procedures;

          (B) the portion of the principal amount at maturity of the Security which the Holder will deliver to be purchased, which portion must be in principal amounts at maturity of $1,000 or an integral multiple thereof,

          (C) that such Security shall be purchased by the Company as of the Purchase Date pursuant to the terms and conditions specified in Paragraph 9 of the Securities and in this Indenture, and

          (D) in the event the Company elects, pursuant to Section 5.7(b), to pay the Purchase Price, in whole or in part, in Ordinary Shares but such portion of the Purchase Price shall ultimately be paid to such Holder entirely in cash because any of the conditions to payment of the Purchase Price in Ordinary Shares is not satisfied prior to the close of business on the last day prior to the relevant Purchase Date, as set forth in Section 5.7(d), whether such Holder elects (i) to withdraw such Purchase Notice as to some or all of the Securities to which such Purchase Notice relates (stating the principal amount and certificate numbers, if any, of the Securities as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Purchase Price for all Securities (or portions thereof) to which such Purchase Notice relates; and

     (2) delivery of such Security to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this
          Section 5.7 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company.

     If a Holder, in such Holder's Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 5.9, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 5.7(a)(1), such

Holder shall be deemed to have elected to receive cash in respect of the entire Purchase Price for all Securities subject to such Purchase Notice in the circumstances set forth in such clause (D).

     The Company shall purchase from the Holder thereof, pursuant to this
Section 5.7, a portion of a Security, if the principal amount at maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

     Any purchase by the Company contemplated pursuant to the provisions of this
Section 5.7 shall be consummated by the delivery to the Paying Agent of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Security.

     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 5.7(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the last day prior to the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 5.9.

     The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

     (a) Company's Right to Elect Manner of Payment of Purchase Price for Payment. The Securities to be purchased on any Purchase Date pursuant to Section 5.7(a) may be paid for, in whole or in part, at the election of the Company, in U.S. legal tender ("cash") or Ordinary Shares, or in any combination of cash and Ordinary Shares, subject to the conditions set forth in Sections 5.7(c) and (d). The Company shall designate, in the Company Notice delivered pursuant to Section 5.7(e), whether the Company will purchase the Securities for cash or Ordinary Shares, or, if a combination thereof, the percentages of the Purchase Price of Securities in respect of which it will pay in cash and in Ordinary Shares; provided that the Company will pay cash for fractional interests in Ordinary Shares. For purposes of determining the existence of potential fractional interests, all Securities subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are purchased pursuant to this Section
5.7 shall receive the same percentage of cash or Ordinary Shares in payment of the Purchase Price for such Securities, except (i) as provided in Section 5.7(d) with regard to the payment of cash in lieu of fractional Ordinary Shares and
(ii) in the event that the Company is unable to purchase the Securities of a Holder or Holders for Ordinary Shares because any necessary qualifications or registrations of the Ordinary Shares under applicable state securities laws cannot be obtained, the Company may purchase the Securities of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Holders except pursuant to this
Section 5.7(b) or pursuant to Section 5.7(d) in the event of a failure to satisfy, prior to the close of business on the last day prior to the Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in Ordinary Shares.

     At least three Business Days before each Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

          (i) the manner of payment selected by the Company,

          (ii) the information required by Section 5.7(e) in the Company Notice,

          (iii) if the Company elects to pay the Purchase Price, or a specified percentage thereof, in Ordinary Shares, that the conditions to such manner of payment set forth in Section 5.7(d) have been or will be complied with, and

          (iv) whether the Company desires the Trustee to give the Company Notice required by Section 5.7(e).

     (b) Purchase with Cash. At the option of the Company, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 5.7(a) has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Purchase Price of such Securities.

     (c) Payment by Issuance of Ordinary Shares. At the option of the Company, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 5.7(a) has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of Ordinary Shares equal to the quotient obtained by dividing (i) the portion of the Purchase Price to be paid in Ordinary Shares by (ii) the Market Price of one Ordinary Share as determined by the Company in the Company Notice, subject to the next succeeding paragraph.

     The Company will not issue fractional Ordinary Shares in payment of the Purchase Price. Instead, the Company will pay cash based on the current Market Price for all fractional shares. The current market value of a fractional share shall be determined to the nearest 1/1,000th of a share, by multiplying the Market Price of a full Ordinary Share by the fractional amount and rounding to the nearest whole cent. It is understood that if a Holder elects to have more than one Security purchased, the number of Ordinary Shares shall be based on the aggregate amount of Securities to be purchased.

     If the Company elects to purchase the Securities in whole or in part by the issuance of Ordinary Shares, the Company Notice, as provided in Section 5.7(e), shall be sent to the Holders (and to beneficial owners as and to the extent required by applicable law) not less than 20 Business Days prior to such Purchase Date (the "Company Notice Date").

     The Company's right to exercise its election to purchase Securities through the issuance of Ordinary Shares shall be conditioned upon:

          (i) the Company's having given timely Company Notice of an election to purchase all or a specified percentage of the Securities with Ordinary Shares as provided herein;

          (ii) the registration of such Ordinary Shares under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case, if required;

          (iii) the listing of such Ordinary Shares on the principal national securities exchange (currently the NYSE) on which the Ordinary Shares are listed;

          (iv) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

          (v) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Ordinary Shares are in conformity with this Indenture and (B) the Ordinary Shares to be issued by the Company in payment of the Purchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Purchase Price in respect of the Securities, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of such Officers' Certificate, stating that the conditions above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that the conditions in clauses (i) through (iv) above have been satisfied.

     Such Officers' Certificate shall also set forth the number of Ordinary Shares to be issued for each $1,000 principal amount at maturity of Securities and the Sale Price of an Ordinary Share on each Trading Day during the period beginning on the first Trading Day of the period during which the Market Price is calculated and ending on the third Business Day prior to the applicable Purchase Date. The Company may pay the Purchase Price (or any portion thereof) in Ordinary Shares only if the information necessary to calculate the Market Price is published in a daily newspaper of national circulation or is otherwise publicly available or obtainable (e.g., by dissemination on the World Wide Web or by other public means). If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the last day prior to the Purchase Date, and the Company has elected to purchase the Securities pursuant to this Section 5.7 through the issuance of Ordinary Shares, the Company shall pay the entire Purchase Price of the Securities of such Holder or Holders in cash.

     The "Market Price" means the average of the Sale Prices of the Ordinary Shares for the five consecutive Trading Day period ending on the third Business Day prior to the applicable Purchase Date (if the third Business Day prior to the applicable Purchase Date is a Trading Day, or if not, then on the last Trading Day prior to the third Business Day), appropriately adjusted to take into account the occurrence, during the period commencing on the first of the Trading Days during the five Trading Day period and ending on the Purchase Date, of any event described in Sections 12.6, 12.7 or 12.8; subject, however, to the conditions set forth in Sections 12.10 and 12.11.

     The "Sale Price" of the Ordinary Shares on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average asked prices) on such date as reported on the NYSE or, if the Ordinary Shares are not listed on the NYSE, then on the principal other U.S. national or regional securities exchange on which the Ordinary Shares then are listed, or if the Ordinary Shares are not listed on a U.S. national or regional exchange, as reported on the National Association of Securities Dealers Automated Quotation System, or if the Ordinary Shares are not quoted on the National Association of Securities Dealers Automated Quotation System, as reported on the principal other market on which the Ordinary Shares are then traded. In the absence of such quotations, the Company shall be entitled to determine the sales price on the basis of such quotations as it considers appropriate.

     Upon determination of the actual number of Ordinary Shares to be issued upon redemption of Securities, the Company will disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information or publish the information on the Company's Web site or through such other public medium as the Company may use at that time.

     (d) Notice of Election. In connection with any election by the Company to pay the Purchase Price for the Securities in whole or in part by the issuance of Ordinary Shares pursuant to Paragraph 9 of the Securities, the Company shall give notice to Holders setting forth information specified in this Section 5.7(e) (the "Company Notice").

     The Company Notice shall:

     (1) state that each Holder will receive Ordinary Shares with a Market Price determined as of a specified date prior to the Purchase Date equal to such specified percentage of the Purchase Price of the Securities held by such Holder (except any cash amount to be paid in lieu of fractional shares);

     (2) set forth the method of calculating the Market Price of the Ordinary Shares; and

     (3) state that because the Market Price of Ordinary Shares will be determined prior to the Purchase Date, Holders of the Securities will bear the market risk with respect to the value of the Ordinary Shares to be received from the date such Market Price is determined to the Purchase Date.

     In any case, each Company Notice shall include a form of Purchase Notice to be completed by a Holder and shall state:

          (i) the Purchase Price and the then Conversion Rate;

          (ii) the name and address of the Paying Agent and the Conversion
     Agent;

          (iii) that Securities as to which a Purchase Notice has been given may be converted if they are otherwise convertible only in accordance with
     Article X hereof and Paragraph 10 of the Securities and if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

          (iv) that Securities must be surrendered to the Paying Agent to collect payment;

          (v) that the Purchase Price for any security as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Security as described in (iv);

          (vi) the procedures the Holder must follow to exercise its right to require the Company to repurchase any of its Securities under this Section
     5.7 and a brief description of those rights;

          (vii) briefly, the conversion rights of the Securities;

          (viii) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of
     Section 5.7(a)(1)(D) or Section 5.9);

          (ix) that, unless the Company defaults in making payment on Securities for which a Purchase Notice has been submitted, interest, if any, on such Securities will cease to accrue on and after the Purchase Date; and

          (x) the CUSIP number of the Securities.

     At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

     (e) Covenants of the Company. All Ordinary Shares delivered upon purchase of the Securities pursuant to Section 5.7 or Section 5.8 shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

     (f) Procedure upon Purchase. The Company shall deposit cash (in respect of cash purchases under this Section 5.7 or for fractional interests, as applicable) or Ordinary Shares, or a combination thereof, as applicable, at the time and in the manner as provided in Section 5.10, sufficient to pay the aggregate Purchase Price of all Securities to be purchased pursuant to this
Section 5.7. As soon as practicable after the Purchase Date, the Company shall deliver to each Holder entitled to receive Ordinary Shares through the Paying Agent, a certificate in global form for the number of full Ordinary Shares issuable in payment of the Purchase Price and cash in lieu of any fractional interests. The person in whose name the certificate in global form for the Ordinary Shares is registered shall be treated as a holder of record of the Ordinary Shares on the Business Day following the Purchase Date. No payment or adjustment will be made for dividends on the Ordinary Shares on the record date for which occurred on or prior to the Purchase Date.

     (g) Taxes. If a Holder of a purchased Security is paid in Ordinary Shares pursuant to this Section 5.7, the Company shall pay all stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of Ordinary Shares. However, the Holder shall pay any such tax which is due because the Holder requests the Ordinary Shares to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Ordinary Shares being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the Ordinary Shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

     Purchase of Securities at Option of the Holder upon a Change in Control. If a Change in Control occurs, the Securities not previously purchased by the Company shall be purchased by the Company, at the option of the Holder thereof, at the Purchase Price on the Change in Control Purchase Date (the "Change in Control Purchase Price"), as of the date that is 45 days after the date of the Change in Control Purchase Notice delivered by the Company (the "Change in Control Purchase Date"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 5.8(c).

     A "Change in Control" shall be deemed to have occurred at such time after the Securities are originally issued as either of the following events shall occur:

          (i) any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company's Capital Stock entitling the person to exercise 50% or more of the total voting power of all shares of the Company's Capital Stock that are entitled to vote generally in elections of directors, other than an acquisition by the Company, any of its Subsidiaries or any of its employee benefit plans and other than any transaction contemplated by clause
     (a)(ii)(B) of this Section 5.8; or

          (ii) the Company merges or consolidates with or into any other person (other than a Subsidiary), any merger of another person (other than a Subsidiary) into the Company, or the Company conveys, sells, transfers or leases all or substantially all of its assets to another person (other than a Subsidiary), other than any transaction: (A) that does not result in any reclassification, conversion, exchange or cancellation of the Company's outstanding Ordinary Shares (other than the cancellation of any of the Company's outstanding Ordinary Shares held by the person with whom the Company merges or consolidates), or (B) pursuant to which the holders of the Company's Ordinary Shares immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction, or (C) which is effected solely to change the Company's jurisdiction of incorporation and results in a reclassification, conversion or exchange of the Company's outstanding Ordinary Shares solely into shares of common stock of the surviving entity.

Notwithstanding the foregoing provisions of this Section 5.8, a Change in Control shall not be deemed to have occurred if (A) the closing price per Ordinary Share on the NYSE or, if the Ordinary Shares are not listed on the NYSE, on the principal other U.S. national or regional securities exchange on which the Ordinary Shares are then listed, or if the Ordinary Shares are not listed on a U.S. national or regional exchange, as reported on the National Association of Securities Dealers Automated Quotation System, of if the Ordinary Shares are not quoted on the National Association of Securities Dealers Automated Quotation System, as reported on the principal other market on which the Ordinary Shares are then traded, for any five trading days within the period of 10 consecutive trading days ending immediately after the later of the Change in Control or the public announcement of the Change in Control, in the case of a Change in Control relating to an acquisition of Capital Stock, or the period of 10 consecutive trading days ending immediately before the Change in Control, in the case of a Change in Control relating to a merger, consolidation or asset sale, equals or exceeds 105% of the conversion price of the Securities in effect on each of those trading days or (B) all of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights) in a merger or consolidation otherwise constituting a Change in Control under clause (i) and/or clause (ii) above consists of shares of common stock traded on a national securities exchange or quoted on the Nasdaq National Market (or will be so traded or quoted immediately following the merger or consolidation) and as a result of the merger or consolidation the Securities become convertible into such common stock. For purposes of this Section 5.8, (x) the conversion price is equal to $1,000 divided by the Conversion Rate, (y) whether a person is a "beneficial owner" shall be determined in accordance with Rule 13d-3 under the Exchange Act and (z) "person" includes any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

     "Associate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

     At the option of the Company, the Change in Control Purchase Price of Securities in respect of which a Change in Control Purchase Notice pursuant to
Section 5.8(b) has been given may be paid by the Company by the issuance of a number of Ordinary Shares equal to the quotient obtained by dividing (i) the amount of cash to which the Holders would have been entitled had the Company elected to pay all of the Change in Control Purchase Price of such Securities in cash, by (ii) the product of (A) the Market Price of Ordinary Shares, subject to the next succeeding paragraph and (B) 0.95.

     The Company will not issue fractional Ordinary Shares in payment of the Change in Control Purchase Price. Instead the Company will pay cash based on the current Market Price for all fractional shares. The current market value of a fractional share shall be determined to the nearest 1/1,000th of a share, by multiplying the Market Price of a full Ordinary Share by the fractional amount and rounding to the nearest whole cent. It is understood that if a Holder elects to have more than one Security purchased, the number of Ordinary Shares shall be based on the aggregate amount of Securities to be purchased.

     In the event that the Company is unable to purchase the Securities of a Holder or Holders for Ordinary Shares because any necessary qualifications or registrations of the Ordinary Shares under applicable state securities laws cannot be obtained, the Company may purchase the Securities of such Holder or Holders for cash. The Company may not change its election with respect to the consideration to be paid once the Company has given its Change in Control Notice to Securityholders except pursuant to this Section 5.8(a) or pursuant to Section 5.8(b) in the event of a failure to satisfy, prior to the close of business on the Change in Control Purchase Date, any condition to the payment of the Change in Control Purchase Price in Ordinary Shares.

     At least three Business Days before the Change in Control Notice Date (as defined below), the Company shall deliver an Officers' Certificate to the Trustee specifying:

          (i) the manner of payment selected by the Company;

          (ii) the information required by Section 5.8(b);

          (iii) if the Company elects to pay the Change in Control Purchase Price in Ordinary Shares, that the conditions to such manner of payment set forth in Section 5.8(a) have been or will be complied with; and

          (iv) whether the Company desires the Trustee to give the Change in Control Notice required by Section 5.8(b).

     The Company's right to exercise its election to purchase Securities through the issuance of Ordinary Shares shall be conditioned upon:

          (i) the Company's giving of timely Change in Control Notice to purchase all of the Securities with Ordinary Shares as provided herein;

          (ii) the registration of such Ordinary Shares under the Securities Act or the Exchange Act, in each case, if required;

          (iii) such Ordinary Shares shall have been listed on the principal national or regional securities exchange (currently the NYSE) on which the Ordinary Shares are then listed, or if the Ordinary Shares are not listed on a national or regional exchange, then on the National Association of Securities Dealers Automated Quotation System, or if the Ordinary Shares are not quoted on the National Association of Securities Dealers Automated Quotation System, then on the principal other market on which the Ordinary Shares are then traded;

          (iv) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

          (v) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Ordinary Shares are in conformity with this Indenture and (B) the Ordinary Shares to be issued by the Company in payment of the Change in Control Purchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Change in Control Purchase Price in respect of the Securities, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of such Officers' Certificate, stating that the conditions above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that the conditions above have been satisfied.

     Such Officers' Certificate shall also set forth (i) the number of Ordinary Shares of to be issued for each $1,000 principal amount at maturity of Securities, (ii) the Sale Price of an Ordinary Share on each Trading Day during the period commencing on the first Trading Day of the period during which the Market Price is calculated and ending on the third Business Day prior to the Change in Control Purchase Date and (iii) the Market Price of the Ordinary Shares. The Company may pay the Change in Control Purchase Price in Ordinary Shares only if the information necessary to calculate the Market Price is published in a daily newspaper of national circulation or is otherwise publicly available or obtainable (e.g., by dissemination on the World Wide Web or by other public means). If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Change in Control Purchase Date and the Company has elected to purchase the Securities pursuant to this Section 5.8 through the issuance of Ordinary Shares, the Company shall pay the entire Purchase Price of the Securities of such Holder or Holders in cash.

     Upon determination of the actual number of Ordinary Shares to be issued for each $1,000 principal amount at maturity of Securities (not later than the third Business Day prior to the Change in Control Purchase Date), the Company shall publish such determination through Dow Jones & Company, Inc. or Bloomberg Business News or otherwise make such information publicly available.

     (a) No later than 30 days after the occurrence of a Change in Control, the Company shall mail a written notice of the Change in Control (the "Change in Control Notice," the date of such mailing, the "Change in Control Notice Date") by first- class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Change in Control Purchase Notice to be completed by the Holder and shall state:

     (1) briefly, the nature of the Change in Control and the date of such Change in Control;

     (2) the date by which the Change in Control Purchase Notice pursuant to this Section 5.8 must be given;

     (3)  the Change in Control Purchase Date;

     (4)  the Change in Control Purchase Price;

     (5)  the name and address of the Paying Agent and the Conversion Agent;

     (6)  the then existing Conversion Rate and any adjustments thereto;

     (7) that the Securities as to which a Change in Control Purchase Notice has been given may be converted if they are otherwise convertible pursuant to Article XII hereof only if the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

     (8) that the Securities must be surrendered to the Paying Agent to collect payment;

     (9) that the Change in Control Purchase Price for any Security as to which a Change in Control Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change in Control Purchase Date and the time of surrender of such Security as described in (8);

     (10) briefly, the procedures the Holder must follow to exercise rights under this Section 5.8;

     (11) briefly, the conversion rights, if any, of the Securities;

     (12) the procedures for withdrawing a Change in Control Purchase Notice;

     (13) that, unless the Company defaults in making payment of such Change in Control Purchase Price, interest, if any, on Securities surrendered for purchase by the Company will cease to accrue on and after the Change in Control Purchase Date; and

     (14) the CUSIP number(s) of the Securities.

     In the event the Company has elected to pay the Change in Control Purchase Price with Ordinary Shares, the Change in Control Notice shall:

     (1) state that the Company will pay the Change in Control Purchase Price with Ordinary Shares;

     (2) set forth the method of calculating the number of Ordinary Shares to be paid;

     (3) state that because the Market Price of the Ordinary Shares will be determined prior to the Change in Control Purchase Date, Holders of the Securities will bear the market risk with respect to the value of the Ordinary Shares to be received from the date such Market Price is determined to the Change in Control Purchase Date.

     (b) A Holder may exercise its rights specified in Section 5.8(a) upon delivery of a written notice of purchase (a "Change in Control Purchase Notice") to the Paying Agent at any time on or prior to the 30th day after the date the Company delivers its written Change in Control Purchase Notice, stating:

     (1) the certificate number of the Security which the Holder will deliver to be purchased or, if the Security is not certificated, the notice must comply with the appropriate Depositary procedures;

     (2) the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof;

     (3) that such Security shall be purchased pursuant to the terms and conditions specified in Paragraph 9 of the Securities and this Indenture; and

     (4) in the event the Company elects, pursuant to Section 5.8(b), to pay the Change in Control Purchase Price in Ordinary Shares but the Change in Control Purchase Price shall ultimately be payable to such Holder in cash because any of the conditions to payment of the Change in Control Purchase Price in Ordinary Shares are not satisfied prior to the close of business on the Change in Control Purchase Date, whether such Holder elects (i) to withdraw such Change in Control Purchase Notice as to some or all of the Securities to which such Change in Control Purchase Notice relates (stating the principal amount at maturity and certificate numbers, if any, of the Securities as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Change in Control Purchase Price for all Securities (or portions thereof) to which such Change in Control Purchase Notice relates.

     If a Holder, in such Holder's Change in Control Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of
Section 5.9, fails to indicate such Holder's choice with respect to the election set forth in clause (4) above, such Holder shall be deemed to have elected to receive cash in respect of the Change in Control Purchase Price for all Securities subject to such Change in Control Purchase Notice in the circumstances set forth in such clause (4).

     The delivery of such Security to the Paying Agent with the Change in Control Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this Section 5.8 only if the Security so delivered to the Paying Agent shall conform in all material respects to the description thereof set forth in the related Change in Control Purchase Notice.

     The Company shall purchase from the Holder thereof, pursuant to this
Section 5.8, a portion of a Security if the principal amount at maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

     Any purchase by the Company contemplated pursuant to the provisions of this
Section 5.8 shall be consummated by the delivery of the consideration to be received by the Holder on the Change of Control Purchase Date.

     (d) Covenants of the Company. All Ordinary Shares delivered upon purchase of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

     (e) Procedure upon Purchase. The Company shall deposit cash (in respect of cash purchases under Section 5.8 or for fractional Ordinary Shares, as applicable) or Ordinary Shares, or a combination thereof, as applicable, at the time and in the manner as provided in Section 5.10, sufficient to pay the aggregate Change in Control Purchase Price of all Securities to be purchased pursuant to this Section 5.8. As soon as practicable after the Change in Control Purchase Date, the Company shall deliver to each Holder entitled to receive Ordinary Shares through the Paying Agent, a certificate in global form for the number of full Ordinary Shares issuable in payment of the Change in Control Purchase Price and cash in lieu of any fractional shares. The person in whose name the certificate in global form for the Ordinary Shares is registered shall be treated as a holder of record of the Ordinary Shares on the Business Day following the Change in Control Purchase Date. No payment or adjustment will be made for dividends on the Ordinary Shares on the record date for which occurred on or prior to the Change in Control Purchase Date.

     (f) Taxes. If a Holder of a purchased Security is paid in Ordinary Shares pursuant to this Section 5.8, the Company shall pay all stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of Ordinary Shares. However, the Holder shall pay any such tax which is due because the Holder requests the Ordinary Shares to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Ordinary Shares being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the Ordinary Shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

     Effect of Purchase Notice or Change in Control Purchase Notice. Upon receipt by the Paying Agent of the Purchase Notice or Change in Control Purchase Notice specified in Section 5.7(a) or Section 5.8(c), as applicable, the Holder of the Security in respect of which such Purchase Notice or Change in Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change in Control Purchase Notice, as the case may be, is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Security. Such Purchase Price or Change in Control Purchase Price shall be paid to such Holder, subject to receipts of funds and/or securities by the Paying Agent, promptly following the later of (x) the Purchase Date or the Change in Control Purchase Date, as the case may be, with respect to such Security (provided the conditions in Section 5.7(d) or Section 5.8(c), as applicable, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 5.7(d) or Section 5.8(c), as applicable. Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article XII hereof on or after the date of the delivery of such Purchase Notice or Change in Control Purchase Notice unless such Purchase Notice or Change in Control Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

     A Purchase Notice or Change in Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Change in Control Purchase Notice, as the case may be, at any time prior to the close of business on the last day prior to the Purchase Date or the Change in Control Purchase Date, as the case may be, specifying:

     (1) the certificate number of the Security in respect of which such notice of withdrawal is being submitted or, if the Security is not certificated, the notice must comply with the appropriate Depositary procedures;

     (2) the principal amount at maturity of the Security with respect to which such notice of withdrawal is being submitted, and

     (3) the principal amount at maturity, if any, of such Security which remains subject to the original Purchase Notice or Change in Control Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

     A written notice of withdrawal of a Purchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 5.7(a)(1)(D) or (ii) a conditional withdrawal containing the information set forth in Section 5.7(a)(1)(D) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

     Deposit of Purchase Price or Change in Control Purchase Price. Prior to 10:00 a.m. New York City time on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of cash (in immediately available funds if deposited on such Business Day) and/or Ordinary Shares, if permitted hereunder, sufficient to pay the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of all the Securities or portions thereof which are to be purchased as of the Purchase Date or Change in Control Purchase Date, as the case may be.

     Securities Purchased in Part. Any Certificated Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount at maturity equal to, and in exchange for, the portion of the principal amount at maturity of the Security so surrendered which is not purchased.

     Covenant to Comply With Securities Laws Upon Purchase of Securities. When complying with the provisions of Section 5.7 or 5.8 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall
(i) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with any applicable Federal and state securities laws so as to permit the rights and obligations under Sections 5.7 and 5.8 to be exercised in the time and in the manner specified in Sections 5.7 and 5.8.

     Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash or Ordinary Shares that remain unclaimed as provided in Paragraph 14 of the Securities, together with interest or dividends, if any, thereon (subject to the provisions of Section 9.1(f)), held by them for the payment of the Purchase Price or Change in Control Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or Ordinary Shares deposited by the Company pursuant to Section 5.10 exceeds the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of the Securities or portions thereof which the Company is obligated to purchase as of the Purchase Date or Change in Control Purchase Date, as the case may be, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Purchase Date or Change in Control Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to the provisions of Section 9.1(f)).

                                   ARTICLE VI
                                    COVENANTS

     Payment of Securities. The Company shall promptly make all payments in respect of the Securities including, without limitation, any Contingent Cash Interest, Additional Amounts and any Liquidated Damages, on the dates and in the manner provided in the Securities or pursuant to this Indenture or the Registration Rights Agreement. Any amounts of cash or Ordinary Shares to be given to the Trustee or Paying Agent, shall be deposited with the Trustee or Paying Agent by 10:00 a.m. New York City time by the Company on the required date. The Company may, at its option, make payments in respect of the Securities by check mailed to a Holder's registered address or, with respect to global Securities, by wire transfer. The Company shall make any required payments of Contingent Cash Interest, Additional Amounts and Liquidated Damages to the person in whose name each Security is registered at the close of business on the record date for such interest payment. The principal amount, Accreted Value, accrued Contingent Cash Interest, if any, Redemption Price, Purchase Price, Change in Control Purchase Price, Liquidated Damages, if any, and Additional Amounts, if any, shall be considered paid on the applicable date due if on such date (or, in the case of a Purchase Price or Change in Control Purchase Price, on the Business Day following the applicable Purchase Date or Change in Control Purchase Date, as the case may be) the Trustee or the Paying Agent holds, in accordance with this Indenture, cash or securities, if permitted hereunder, sufficient to pay all such amounts then due.

     SEC and Other Reports. The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with annual and quarterly reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such annual and quarterly reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers' Certificates).

     Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2001) an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

     Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

     Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of State Street Bank and Trust Company, N.A., an affiliate of the Trustee, at 61 Broadway, 15th floor, New York, NY 10022 (Attention: Corporate Trust Trustee Administration: XL Capital Ltd Liquid Yield Option (TM) Notes due 2021), shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the Corporate Trust Office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.2.

     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes.

     Delivery of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Securities or holder or beneficial owner of Ordinary Shares issued upon conversion thereof, or in accordance with Section 5.8(c), the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial owner of Securities or holder or beneficial owner of Ordinary Shares, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act. Whether a person is a beneficial owner shall be determined by the Company to the Company's reasonable satisfaction.

     Section VI.7 Additional Amounts.

     All amounts payable (whether in respect of principal, interest or otherwise) in respect of the Securities will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Cayman Islands or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, levies, assessments or governmental charges is required by law. In that event, the Company will pay, or cause to be paid, such Additional Amounts as may be necessary in order that the net amounts receivable by a Holder after such withholding or deduction shall equal the respective amounts that would have been receivable by such Holder had no such withholding or deduction been required, except that no such Additional

Amounts shall be payable in relation to any payment in respect of any of the Securities (a) to, or to a third party on behalf of, a person who is liable for such taxes, duties, levies, assessments or governmental charges in respect of such Security by reason of his having some connection with (including, without limitation, being a citizen of, being incorporated or engaged in a trade or business in, or having a residence or principal place of business or other presence in) the Cayman Islands other than (i) the mere holding of such Security or (ii) the receipt of principal, Contingent Cash Interest, Liquidated Damages or other amount in respect of such Security; (b) presented for payment more than 30 days after the Relevant Date, except to the extent that the relevant Holder would have been entitled to such Additional Amounts on presenting the same for payment on or before the expiry of such period of 30 days; (c) on account of any inheritance, gift, estate, personal property, sales or transfer or similar taxes, duties, levies, assessments or similar governmental charges; or (d) on account of any taxes, duties, levies, assessments or governmental charges that are payable otherwise than by withholding from payments in respect of such Security.

     If the Company becomes subject generally at any time to any taxing jurisdiction other than or in addition to the Cayman Islands, references in this section to the Cayman Islands shall be read and construed as references to such other jurisdiction(s) and/or to the Cayman Islands.

     Notwithstanding anything herein to the contrary, in the event that any deduction or withholding on account of tax be required to be made, or be made, in connection with any European Union directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000, or any law implementing or complying with, or introduced in order to conform to, such directive, no additional amounts shall be payable or paid by the Company to any holder in respect of the Securities.

     Any reference in this Indenture to principal, premium or interest in respect of the Securities, any redemption amount and any other amounts in the nature of principal, shall be deemed also to refer to any Additional Amounts that may be payable under this Indenture, and the express mention of the payment of Additional Amounts (if applicable) in any provision hereof shall not be construed as excluding Additional Amounts in those provision hereof where such express mention is not made.

     Except as otherwise provided in or pursuant to this Indenture, if the Securities require the payment of Additional Amounts, at least 10 days prior to the first Relevant Date with respect to such Securities, and at least 10 days prior to each Relevant Date if there has been any change with respect to the matters set forth in the below-mentioned Officers' Certificate, the Company or its designee shall furnish to the Trustee, the Registrar and the Paying Agent an Officer's Certificate instructing the Trustee and such Paying Agents whether such payment of principal of or interest on the Securities shall be made to Holders who are Non-U.S. Persons without withholding for or on account of any tax assessment or other governmental charge described above due to the payment of Additional Amounts by the Company. If any such payment of Additional Amounts shall be required, then such certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders, and the Company agrees to pay to the Trustee, the Registrar or the Paying Agent the Additional Amounts required.

                                   ARTICLE VII
                              SUCCESSOR CORPORATION

     When Company May Merge or Transfer Assets. The Company shall not (1) consolidate with or merge with or into any other person (other than a Subsidiary) or convey, transfer, sell or lease its properties and assets substantially as an entirety to any person (other than a Subsidiary), (2) permit any person (other than a Subsidiary) to consolidate with or merge into the Company, or (3) permit any person (other than a Subsidiary) to convey, transfer, sell or lease that person's properties and assets substantially as an entirety to the Company, unless:

     (a) in the case of (1) and (2) above, if the Company is not the surviving person, the surviving person expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the payment of the principal (including Contingent Additional Principal, if any) of, premium, if any, and Contingent Cash Interest on the LYONs and all of the obligations of the Company under the Securities and this Indenture;

     (b) in all cases, immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

     (c) the Company shall have delivered to the Trustee an Officers' Certificate stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article VII and that all conditions precedent herein provided for relating to such transaction have been satisfied.

     The successor person formed by such consolidation or into which the Company is merged or the successor person to which such conveyance, transfer, sale or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease and obligations the Company may have under a supplemental indenture pursuant to Section 12.15, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to
Section 11.6, the Company, the Trustee and the successor person shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Company.



                                  ARTICLE VIII
                              DEFAULTS AND REMEDIES

     Events of Default. An "Event of Default" occurs if:

     (1) the Company defaults in the payment of the Accreted Value at maturity, upon redemption, repurchase or following a Change in Control, or any Additional Amounts in respect thereof, in each case when the same becomes due and payable;

     (2) the Company defaults in the payment of any Contingent Cash Interest, Additional Amounts or Liquidated Damages when due and payable, and continuance of such default for a period of 30 days;

     (3) the Company fails to comply with any of its agreements or covenants in the Securities or this Indenture (other than those referred to in clause (1) or (2) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default;

     (4) there shall have occurred either (i) a default by the Company under any instrument or instruments under which there is or may be secured or evidenced any Indebtedness of the Company (other than the Securities) having an outstanding principal amount of $50,000,000 (or its foreign currency equivalent) or more, individually or in the aggregate, that has caused the holders thereof to declare such Indebtedness to be due and payable prior to its stated maturity, unless such declaration has been rescinded within 30 days or (ii) a default by the Company in the payment when due of the principal or premium, if any, of any bond, debenture, note or other evidence of the Company's Indebtedness, in each case for money borrowed, or in the payment of principal or premium under any mortgage, indenture, agreement or instrument of the Company under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company for money borrowed, which default for payment of principal or premium, if any, is in an aggregate principal amount exceeding $50,000,000 (or its foreign currency equivalent) when such Indebtedness becomes due and payable (whether at maturity, upon redemption or acceleration or otherwise), if such default shall continue unremedied or unwaived for more than 30 Business Days after the expiration of any grace period or extension of the time for payment applicable thereto;

     (5) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property or ordering the winding up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

     (6) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property or make any general assignment for the benefit of creditors.

     A Default under clause (3) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (3) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

     The Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any event which with the giving of notice or the lapse of time, or both, would mature into an Event of Default under clauses (3) or (4) above, its status and what action the Company is taking or proposes to take with respect thereto.

     Acceleration. If an Event of Default (other than an Event of Default specified in Section 8.1(5) or (6)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the Accreted Value plus accrued and unpaid Contingent Cash Interest, if any, on all the Securities to be immediately due and payable. Upon such a declaration, such accelerated amount shall be due and payable immediately. If an Event of Default specified in Section 8.1(5) or (6) occurs and is continuing, the Accreted Value plus accrued and unpaid Contingent Cash Interest, if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Security holder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the Accreted Value plus accrued and unpaid Contingent Cash Interest, if any, that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 9.7 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     Section VIII.3 Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Accreted Value plus accrued and unpaid Contingent Cash Interest, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Security holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

     Waiver of Past Defaults The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default and its consequences except (1) an Event of Default described in Section 8.1(1) or
(2), (2) a Default in respect of a provision that under Section 11.2 cannot be amended without the consent of each Securityholder affected or (3) a Default which constitutes a failure to convert any Security in accordance with the terms of Article XII. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 8.4 shall be in lieu of Section 316(a)1(B) of the TIA and such
Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

     Control by Majority. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it. This Section 8.5 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

     Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

     (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

     (2) the Holders of at least 25% in aggregate principal amount at maturity of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

     (3) such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

     (4) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

     (5) the Holders of a majority in aggregate principal amount at maturity of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

     A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

     Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Accreted Value , Redemption Price, Purchase Price, Change in Control Purchase Price, Additional Amounts, Liquidated Damages or Contingent Cash Interest, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, and to convert the Securities in accordance with Article XII, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

     Collection Suit by Trustee. If an Event of Default described in Section 8.1(1) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then owing with respect to the Securities and the amounts provided for in
Section 9.7.

     Trustee May File Proofs of Claim.In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the Accreted Value, Redemption Price, Purchase Price, Change in Control Purchase Price, Additional Amounts, Liquidated Damages or Contingent Cash Interest, if any, in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

     (a) to file and prove a claim for the whole amount of the Accreted Value, Redemption Price, Purchase Price, Change in Control Purchase Price, Additional Amounts, Liquidated Damages or Contingent Cash Interest, if any, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 9.7) and of the Holders allowed in such judicial proceeding, and

     (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 9.7.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Priorities. If the Trustee collects any money pursuant to this Article VIII, it shall pay out the money in the following order:

     FIRST: to the Trustee for amounts due under Section 9.7;

     SECOND: to Securityholders for amounts due and unpaid on the Securities for the Accreted Value, Redemption Price, Purchase Price, Change in Control Purchase Price, Additional Amounts, Liquidated Damages or Contingent Cash Interest, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

     THIRD: the balance, if any, to the Company.

     The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 8.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.

     Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as

Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 8.7 or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding. This
Section 8.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

     Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the Accreted Value, Redemption Price, Purchase Price, Change in Control Purchase Price, Additional Amounts, Liquidated Damages or Contingent Cash Interest, if any, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE IX
                                     TRUSTEE

     Duties of Trustee. If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (a) Except during the continuance of an Event of Default:

     (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein. This Section 9.1(b) shall be in lieu of Section 5.15(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

     (b) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

     (1)  this paragraph (c) does not limit the effect of paragraph (b) of this
          Section 9.1;

     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

     (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.5.

Subparagraphs (c)(1), (2) and (3) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

     (c) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 9.1.

     (d) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

     (e) Money or Ordinary Shares held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

     Rights of Trustee. Subject to its duties and responsibilities under the TIA,

     (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate;

     (c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

     (d) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

     (e) The Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

     (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

     (g) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

     (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

     (i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

     (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other person employed to act hereunder; and

     (k) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

     Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent,

Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 9.10 and 9.11.

     Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use or application of the proceeds from the Securities, it shall not be responsible for any statement in the registration statement for the Securities under the Securities Act or in any offering document for the Securities, the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

     Notice of Defaults. If a Default occurs and if it is known to the Trustee, the Trustee shall give to each Securityholder notice of the Default within 90 days after it occurs or, if later, within 15 days after it is known to the Trustee, unless such Default shall have been cured or waived before the giving of such notice. Notwithstanding the preceding sentence, except in the case of a Default described in Section 8.1(1) or (2), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders. The second sentence of this Section 9.5 shall be in lieu of the proviso to
Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of a Default unless a Responsible Officer of the Trustee has received written notice of such Default.

     Reports by Trustee to Holders. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

     A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company agrees to notify the Trustee promptly whenever the Securities become listed on any securities exchange and of any delisting thereof.

     Compensation and Indemnity. The Company agrees:

     (a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

     (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

     (c) to indemnify the Trustee or any predecessor, Trustee and their agents for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including attorney's fees and expenses, and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     To secure the Company's payment obligations in this Section 9.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the principal amount, Accreted Value, Redemption Price, Purchase Price, Change in Control Purchase Price, Additional Amounts, Liquidated Damages or Contingent Cash Interest, if any, as the case may be, on particular Securities.

     The Company's payment obligations pursuant to this Section 9.7 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 8.1(5) or (6), the expenses including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any bankruptcy law.

     Replacement of Trustee. The Trustee may resign by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 9.8. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

     (1)  the Trustee fails to comply with Section 9.10;

     (2)  the Trustee is adjudged bankrupt or insolvent;

     (3) a receiver or public officer takes charge of the Trustee or its property; or

     (4)  the Trustee otherwise becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 9.7.

     If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 9.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets (including the administration of the trust created by this Indenture) to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

     Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

     Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA
Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE X
                             DISCHARGE OF INDENTURE

     Discharge of Liability on Securities. When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced or repaid pursuant to Section 2.7) for cancellation or (ii) all outstanding Securities have become due and payable and the Company deposits with the Trustee cash or Ordinary Shares sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.7), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 9.7, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

     Repayment to the Company. The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such money or securities for that period commencing after the return thereof.

                                   ARTICLE XI
                                   AMENDMENTS

     Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities without the consent of any
Securityholder:

     (1) to cure any ambiguity, omission, defect or inconsistency;

     (2) to make any modifications or amendments that do not, in the good faith opinion of the Company's Board of Directors and the Trustee, adversely affect the interests of the holders of the Securities in any material respect;

     (3) to provide for the assumption of the Company's obligations under this Indenture by a successor upon any merger, consolidation or asset transfer as permitted by and in compliance with Article VII or Section 12.15;

     (4) to provide any security for or guarantees of the Securities;

     (5) to add Events of Default with respect to the Securities;

     (6) to add to the Company's covenants for the benefit of the Securityholders or to surrender any right or power conferred upon the Company by this Indenture;

     (7) to make any change necessary for the registration of the Securities under the Securities Act or to comply with the TIA, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA, provided that such modification or amendment does not, in the good faith opinion of the Company's Board of Directors and the Trustee, adversely affect the interests of the holders of the Securities in any material respect; or

     (8) to provide for uncertificated Securities in addition to or in place of certificated Securities or to provide for bearer Securities.

     With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding, the Company and the Trustee may amend or supplement this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment to this Indenture or the Securities may not:

     (1) reduce the rate or accrual of original issue discount referred to in paragraph 1 of the Securities or change the time for payment of interest thereon;

     (2) reduce the principal amount at maturity or the Accreted Value of or extend the Stated Maturity of any Security;

     (3) reduce the calculation of the value of the Ordinary Shares to which reference is made in determining whether Contingent Additional Principal or Contingent Cash Interest will be due on the Securities;

     (4) reduce the Redemption Price, Purchase Price, Change in Control Purchase Price, Contingent Additional Principal, Original Issue Discount or Contingent Cash Interest of any Security or change the time at which the Securities may be redeemed or repurchased;

     (5) make any payments on the Securities payable in currency other than as stated in the Security;

     (6) make any change in the percentage of principal amount of Securities necessary to waive compliance with the provisions of Section 8.4 or this Section 11.2, except to increase any percentage set forth therein;

     (7) make any change that in the good faith judgment of the Company's Board of Directors and the Trustee adversely affects the right to convert any Security in accordance with the terms thereof and this Indenture;

     (8) make any change that in the good faith judgment of the Company's Board of Directors and the Trustee adversely affects the right to require the Company to purchase the Securities in accordance with the terms thereof and this Indenture;

     (9) impair a Holder's right to institute suit for the enforcement of any payment on the Securities; or

     (10) waive a continuing default or Event of Default regarding any payment on the Securities.

     It shall not be necessary for the consent of the Holders under this Section
11.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment under this Section 11.2 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

     Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

     Revocation and Effect of Consents, Waivers and Actions. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

     Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

     Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article XI if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 9.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

     Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   ARTICLE XII
                                   CONVERSIONS

     Conversion Privilege. A Holder of a Security may convert such Security into Ordinary Shares at any time during the period stated in Paragraph 10 of the Securities. The number of Ordinary Shares issuable upon conversion of a Security per $1,000 of principal amount at maturity thereof (the "Conversion Rate") shall be that set forth in Paragraph 10 of the Securities, subject to adjustment as herein set forth. The Company shall notify the Trustee of the date on which the Securities first become convertible, which certificate shall set forth the calculations on which such determination was made. Unless and until the Trustee receives such certificate, the Trustee may assume without inquiry that the Securities are not convertible.

     A Holder may convert a portion of the principal amount at maturity of a Security if the portion converted is in a $1,000 principal amount at maturity or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

     In the event that the Ex-Dividend Time (as defined below) (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which Section 12.6(1), (2), (3) or (5) applies occurs during the period applicable for calculating "Average Sale Price" pursuant to the definition in the preceding sentence, "Average Sale Price" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Sale Price of the Ordinary Shares during such period.

     "Time of Determination" means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case, to which Section 12.7 or 12.8 applies and (ii) the time ("Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for such rights, warrants or options or distribution on the NYSE or such other U.S. national or regional exchange or market on which the Ordinary Shares are then listed or quoted.

     Conversion Procedure. To convert a Security a Holder must satisfy the requirements in Paragraph 10 of the Securities. The first Business Day on which the Holder satisfies all those requirements and submits such Holder's Securities for conversion is the conversion date (the "Conversion Date").

     As soon as practicable after the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, a certificate in global form for the number of full Ordinary Shares issuable upon the conversion or exchange and cash in lieu of any fractional share determined pursuant to Section 12.3. The person in whose name the certificate is registered shall be treated as a shareholder of record as of the close of business on the Conversion Date. Upon conversion of a Security in its entirety, such person shall no longer be a Holder of such Security.

     No payment or adjustment will be made for dividends on, or other distributions with respect to, any Ordinary Shares except as provided in this
Article XII. On conversion of a Security, that portion of accrued and unpaid Contingent Cash Interest, if any, through the Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Ordinary Shares (together with the cash payment, if any, in lieu of fractional shares) for the Security being converted pursuant to the provisions hereof; and the fair market value of such Ordinary Shares (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for accrued and unpaid Contingent Cash Interest, if any, through the Conversion Date, and the balance, if any, of such fair market value of such Ordinary Shares (and any such cash payment) shall be treated as issued for the Accreted Value of the Security being converted pursuant to the provisions hereof. The Company will not adjust the conversion ratio to account for accrued interest, if any. If the Holder converts more than one Security at the same time, the number of Ordinary Shares issuable upon the conversion shall be based on the total Accreted Value of the Securities converted.

     If the last day on which a Security may be converted is a Legal Holiday, the Security may be surrendered on the next succeeding day that is not a Legal Holiday.

     Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in principal amount to the unconverted portion of the Security surrendered.

     Fractional Shares. The Company will not issue fractional Ordinary Shares upon conversion of a Security. Instead, the Company will pay cash based on the current Market Price for all fractional shares. The current market value of a fractional share shall be determined, to the nearest 1/1,000th of a share, by multiplying the Market Price of a full Ordinary Share by the fractional amount and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Security converted, the number of Ordinary Shares shall be based on the Accreted Value of Securities to be purchased.

     Taxes on Conversion. If a Holder submits a Security for conversion, the Company shall pay all stamp and all other duties, if any, which may be imposed by the United

States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of Ordinary Shares upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Ordinary Shares being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

     Company to Provide Stock. The Company shall, prior to issuance of any Securities under this Article XII, and from time to time as may be necessary, reserve out of its authorized but unissued Ordinary Shares a sufficient number of Ordinary Shares to permit the conversion of the Securities.

     All Ordinary Shares delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued and fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim. The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of Ordinary Shares upon conversion of Securities, if any, and will list or cause to have quoted such Ordinary Shares on each national securities exchange or in the over-the-counter market or such other market on which the Ordinary Shares are then listed or quoted.

     Adjustment for Change in Capital Stock. If, after the Issue Date of the Securities, the Company, or in the case of (4) below, any Subsidiary of the
Company:

     (1) pays a dividend or makes another distribution to all holders of the Company's Ordinary Shares payable exclusively in Ordinary Shares on the Company's Ordinary Shares;

     (2) subdivides the outstanding Ordinary Shares into a greater number of shares;

     (3) combines the outstanding Ordinary Shares into a smaller number of shares; or

     (4) pays a dividend or makes another distribution to all holders of the Company's Ordinary Shares consisting of the Company's debt, securities or assets or certain rights to purchase the Company's securities (other than Ordinary Shares or rights, warrants or options referred to in Section 12.7 and dividends and other distributions paid exclusively in cash), then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number of shares of Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Security immediately prior to such action; provided, however, that no adjustment shall be made pursuant to clause (4) if all the Holders of the Securities may participate.

     The adjustment shall become effective immediately after the record date in the case of a dividend, distribution or subdivision and immediately after the effective date in the case of a combination or reclassification.

     If after an adjustment a Holder of a Security upon conversion of such Security may receive shares of two or more classes of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article XII with respect to the Ordinary Shares, on terms comparable to those applicable to Ordinary Shares in this Article XII.

     Adjustment for Rights Issue. If after the Issue Date of the Securities, the Company distributes any rights or warrants to all holders of the Company's Ordinary Shares entitling them to purchase, for a period expiring within 60 days, Ordinary Shares at a price per share less than the then current Market Price as of the Time of Determination (except that no adjustment will be made if Holders of the Securities may participate in the distribution on a basis and with the notice that the Company's Board of Directors determines to be fair and appropriate), the Conversion Rate shall be adjusted in accordance with the formula:

             R'  =    R x      (O + N)
                            ---------------
                            (O + (N x P)/M)

     where:

     R' = the adjusted Conversion Rate.

     R = the current Conversion Rate.

     O = the number of Ordinary Shares outstanding on the record date for the distribution to which this Section 12.7 is being applied.

     N = the number of additional Ordinary Shares offered pursuant to the distribution.

     P = the offering price per share of the additional shares.

     M = the Market Price, minus, in the case of (i) a distribution to which
Section 12.6(4) applies or (ii) a distribution to which Section 12.8 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 12.7 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 12.7 applies, the fair market value (on the record date for the distribution to which this Section 12.7 applies) of the

     (1) Capital Stock of the Company distributed in respect of each Ordinary Share in such Section 12.6(4) distribution and

     (2) the Company's debt, securities or assets or certain rights, warrants or options to purchase securities of the Company distributed in respect of each Ordinary Share in such Section 12.8 distribution.

     The Board of Directors shall determine fair market values for the purposes of this Section 12.7, except as Section 12.8 otherwise provides in the case of a spin-off.

     The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 12.7 applies. If all of the Ordinary Shares subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of Ordinary Shares issued upon the exercise of such rights, warrants or options.

     No adjustment shall be made under this Section 12.7 if the application of the formula stated above in this Section 12.7 would result in a value of R' that is equal to or less than the value of R.

     Adjustment for Other Distributions. If, after the Issue Date of the Securities, the Company distributes to all holders of its Ordinary Shares any of its debt, securities or assets or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding (x) distributions of Capital Stock referred to in Section 12.6 and distributions of rights, warrants or options referred to in Section 12.7 and (y) cash dividends or other cash distributions that are paid out of net income or retained earnings as shown on the books of the Company unless such cash dividends or other cash distributions are Extraordinary Cash Dividends) the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this Section 12.8, in accordance with the formula:

              R' =   R x M
                    ------
                     (M-F)

where:

     R' = the adjusted Conversion Rate.

     R = the current Conversion Rate.

     M = the Market Price, minus, in the case of a distribution to which Section 12.6(4) applies, for which (i) the record date shall occur on or before the record date for the distribution to which this Section 12.8 applies and (ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 12.8 applies, the fair market value (on the record date for the distribution to which this Section 12.8 applies) of any Capital Stock of the Company distributed in respect of each Ordinary Share in such Section 12.6(4) distribution.

     F = the fair market value (on the record date for the distribution to which this Section 12.8 applies) of the assets, securities, rights, warrants or options to be distributed in respect of each Ordinary Share in the distribution to which this Section 12.8 is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

     In the event the Company distributes shares of Capital Stock of a Subsidiary, the Conversion Rate will be adjusted, if at all, based on the market value of the Subsidiary stock so distributed relative to the market value of the Ordinary Shares, as discussed below. The Board of Directors shall determine fair market values for the purposes of this Section 12.8, except that in respect of a dividend or other distribution of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company (a "Spin-off"), the fair market value of the securities to be distributed shall equal the average of the daily Sale Prices of those securities for the five consecutive Trading Days commencing on and including the sixth day of trading of those securities after the effectiveness of the Spin-off. In the event, however, that an underwritten initial public offering of the securities in the Spin-off occurs simultaneously with the Spin-off, fair market value of the securities distributed in the Spin-off shall mean the initial public offering price of such securities and the Market Price shall mean the Sale Price for the Ordinary Shares on the same Trading Day.

     The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 12.8 applies, except that an adjustment related to a Spin-off shall become effective at the earlier to occur of (i) 10 Trading Days after the effective date of the Spin-off and (ii) the initial public offering of the securities distributed in the Spin-off.

     For purposes of this Section 12.8, the term "Extraordinary Cash Dividend" shall mean the sum of (i) any cash and the fair market value of any other consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for Ordinary Shares consummated within the preceding 12 months not triggering a Conversion Rate adjustment and (ii) all other all-cash distributions to all or substantially all holders of Ordinary Shares made within the preceding 12 months not triggering a Conversion Rate adjustment, exceeds an amount equal to 12.5% of the market capitalization of the Ordinary Shares on the Business Day immediately preceding the day on which the Company declares the distribution.

     If, upon the date prior to the Ex-Dividend Time with respect to a cash dividend on the Ordinary Shares, the aggregate amount of such cash dividend together with the amounts of all other cash dividends or cash distributions gives rise to an adjustment of the Conversion Rate pursuant to Section 12.6, then such cash dividend together with all such other cash dividends or cash distributions shall, for purposes of applying the formula set forth above in this Section 12.8, cause the value of "F" to equal (y) the aggregate amount of such cash dividend together with the amounts of such other cash dividends or cash distributions, minus (z) the aggregate amount of all cash dividends or cash distributions for which a prior adjustment in the Conversion Rate was previously made.

     In the event that, with respect to any distribution to which this Section
12.8 would otherwise apply, the difference "M-F" as defined in the above formula is less than $1.00 or "F" is equal to or greater than "M", then the adjustment provided by this Section 12.8 shall not be made and in lieu thereof the provisions of Section 12.16 shall apply to such distribution.

     Section XII.9 Adjustment for Company Tender Offer

     If, after the Issue Date of the Securities, the Company or any Subsidiary of the Company pays holders of the Ordinary Shares in respect of a tender or exchange offer, other than an odd-lot offer, by the Company or any of its Subsidiaries for Ordinary Shares to the extent that the offer involves aggregate consideration that, together with (i) any cash and the fair market value of any other consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for shares of Ordinary Shares consummated within the preceding 12 months not triggering a Conversion Rate adjustment and (ii) all-cash distributions to all or substantially all holders of Ordinary Shares made within the preceding 12 months not triggering a Conversion Rate adjustment in each case, exceeds an amount equal to 12.5% of the market capitalization of the Ordinary Shares on the expiration date of the tender offer, the Conversion Rate shall be increased so that the same shall equal the price determined by multiplying the Conversion Rate in effect immediately prior to the effectiveness of the Conversion Rate increase contemplated by this Section 12.9 by a fraction of which the denominator shall be the number of Ordinary Shares outstanding (including any tendered or exchanged shares) at the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the "Expiration Time") multiplied by the current market value per Ordinary Share on the Trading Day on the NYSE next succeeding the Expiration Time and the numerator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of Ordinary Shares (less any Purchased Shares) at the Expiration Time and the current market value per Ordinary Share on the Trading Day on the NYSE next succeeding the Expiration Time, such increase to become effective immediately prior to the opening of business on the day following the Expiration Time.

     When Adjustment May Be Deferred. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

     All calculations under this Article XII shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be.

     When No Adjustment Required. No adjustment need be made as a result of: (i) the issuance of the rights; (ii) the distribution of separate certificates representing the rights; (iii) the exercise or redemption of the rights in accordance with any rights agreement; or (iv) the termination or invalidation of the rights, in each case, pursuant to the Company's existing stockholders rights plan, as amended, modified, or supplemented from time to time or any newly adopted stockholders rights plans:

     (1) upon the issuance of any Ordinary Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Ordinary Shares under any plan;

     (2) upon the issuance of any Ordinary Shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries; or

     (3) upon the issuance of any Ordinary Shares pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Securities were first issued.

     No adjustment need be made for a transaction referred to in 12.7 or 12.8 if Holders of the Securities may participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Ordinary Shares participate in the transaction. No adjustment need be made for a transaction referred to in
12.8 above if all Holders of the Securities may participate in the transaction.

     No adjustment need be made for a change in the par value or no par value of the Ordinary Shares.

     To the extent the Securities become convertible pursuant to this Article XII in whole or in part into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

     Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

     Voluntary Increase. The Company from time to time may increase the Conversion Rate by any amount at any time for at least 20 days, so long as the increase is irrevocable during such period. Whenever the Conversion Rate is increased, the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect. A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 12.6,
12.7 or 12.8.

     Notice of Certain Transactions. If:

     (1) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 12.6, 12.7, 12.8 or 12.9 (unless no adjustment is to occur pursuant to Section 12.11); or

     (2) the Company takes any action that would require a supplemental indenture pursuant to Section 12.16; or

     (3) there is a liquidation or dissolution of the Company;

then the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend, distribution or subdivision or the proposed effective date of a combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

     Reorganization of Company; Special Distributions. If the Company is a party to a transaction subject to Section 7.1 (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Ordinary Shares immediately prior to such transaction do not receive securities, cash or other assets of the Company or any other person) or a merger or binding share exchange which reclassifies or changes its outstanding Ordinary Shares, the person obligated to deliver securities, cash or other assets upon conversion of Securities shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Securities is an Affiliate of the successor Company, that issuer shall join in the supplemental indenture.

     The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Security immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent person or an Affiliate of a constituent person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non electing Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article XII. The successor Company shall mail to Securityholders a notice briefly describing the supplemental indenture.

     If the Company makes a distribution to all holders of its Ordinary Shares of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of the last paragraph of Section 12.8, would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 12.8, then, from and after the record date for determining the holders of Ordinary Shares entitled to receive the distribution, a Holder of a Security that converts such Security in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the shares of Ordinary Shares into which the Security is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Security immediately prior to the record date for determining the holders of Ordinary Shares entitled to receive the distribution.

     Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to Section 12.3, 12.6, 12.7, 12.8, 12.9, 12.10, 12.11, 12.15 or 12.17 is conclusive, absent manifest error.

     Trustee's Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this Article XII should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 12.15 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's failure to comply with this Article XII. Each Conversion Agent shall have the same protection under this Section 12.17 as the Trustee.

     Simultaneous Adjustments. In the event that this Article XII requires adjustments to the Conversion Rate under more than one of Sections 12.6(4), 12.7 or 12.8, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 12.6, second, the provisions of
Section 12.8 and, third, the provisions of Section 12.7.

     Successive Adjustments. After an adjustment to the Conversion Rate under this Article XII, any subsequent event requiring an adjustment under this
Article XII shall cause an adjustment to the Conversion Rate as so adjusted.

                                  ARTICLE XIII
                                  MISCELLANEOUS

     Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

     Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

         if to the Company:

         XL Capital Ltd
         XL House
         One Bermudiana Road
         Hamilton, Bermuda HM11
         Facsimile No. (441) 292-5280
         Telephone No. (441) 292-8515
         Attention: Paul S. Giordano

         if to the Trustee:

         State Street Bank and Trust Company
         225 Asylum Street
         23rd Floor
         Hartford, Connecticut 06103

         Telephone No.  (860) 244-1859
         Facsimile No.  (860) 244-1897
         Attention:  Corporate Trust Administration (XL Capital
                     Liquid Yield Option(TM)Notes due 2021)

     The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first-class mail, postage prepaid, at the Securityholder's address as it appears on the registration books of the Registrar and shall be deemed sufficiently given if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

     If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

     Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

     Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

     (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (2) if required by the Trustee, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (to the extent of legal conclusions) have been complied with.

     Statements Required in Certificate or Opinion. Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

     (1) a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

     (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement that, in the opinion of such person, such covenant or condition has been complied with.

     Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, the Conversion Agent, the Paying Agent and the Reset Rate Agent may make reasonable rules for their functions.

     Legal Holidays. A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest, if any, shall accrue for the intervening period.

     GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES.

     No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

     Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

     Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

     IN WITNESS WHEREOF, XL CAPITAL LTD has caused this Indenture to be duly executed as a deed the day and year first before written.

The common seal of   )
XL CAPITAL LTD       )
was hereunto affixed )
in the presence of   )



-----------------------------------
Name:  Paul S. Giordano
Title: Executive Vice President
       General Counsel & Secretary


Witness:

-----------------------------------
Name:  Jerry de St. Paer
Title: Executive Vice President
       Chief Financial Officer

IN WITNESS WHEREOF, the undersigned, being duly authorized, has executed this Indenture as of the date first above written.



                       STATE STREET BANK AND TRUST COMPANY


                       By: ___________________________________
                           Name:
                           Title:

                                                                       EXHIBIT A

                        [FORM OF FACE OF GLOBAL SECURITY]

     FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THIS SECURITY IS ISSUED WITH AN INDETERMINATE AMOUNT OF ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES AND WILL BE SUBJECT TO THE REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE DATE AND THE COMMENCEMENT DATE FOR THE ACCRUAL OF ORIGINAL ISSUE DISCOUNT IS SEPTEMBER 7, 2001, AND THE YIELD TO MATURITY FOR PURPOSES OF ACCRUING ORIGINAL ISSUE DISCOUNT IS 2.875% PER ANNUM. AS REQUIRED UNDER APPLICABLE TREASURY REGULATIONS, THE "COMPARABLE YIELD" IS SET FORTH IN
SECTION 2.14 OF THE INDENTURE PURSUANT TO WHICH THIS SECURITY IS BEING ISSUED.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

     THIS SECURITY AND ANY ORDINARY SHARES ISSUABLE UPON THE CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

     THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF XL CAPITAL LTD THAT THIS SECURITY AND ANY ORDINARY SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE

MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 OR ANOTHER AVAILABLE EXEMPTION THEREUNDER (IF AVAILABLE) OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

     THIS SECURITY, ANY ORDINARY SHARES ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION OR INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY AND ANY SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

                                 XL CAPITAL LTD

                     Liquid Yield Option (TM) Notes due 2021

No.                                  CUSIP:

Issue Date:                          Original Issue Discount: $ (for each $1,000
Issue Price: $ (for each $1,000      principal amount at maturity)
principal amount atmaturity)

     XL CAPITAL LTD, a Cayman Islands exempted limited company, promises to pay to Cede & Co. or registered assigns, the principal amount of ______ dollars (U.S.$________) (subject to increase in certain circumstances as described on the other side of this Security) on September 7, 2021.

     This Security shall not bear interest except as specified on the other side of this Security. This Security shall accrete original issue discount as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

     Additional provisions of this Security are set forth on the other side of this Security.

Dated: September 7, 2001                    XL CAPITAL LTD

                                            By: _______________________________

                                            Title: ____________________________


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

STATE STREET BANK AND TRUST COMPANY,
as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.


By     __________________________________
                   Authorized Signatory

Dated:

                      [FORM OF REVERSE OF GLOBAL SECURITY]

                     Liquid Yield Option(TM) Notes due 2021

     The Company issued the Securities under an Indenture dated as of September 7, 2001 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

1.   Interest.

     Except as provided below, this Security shall not bear periodic interest.

     This Security shall accrete original issue discount at a rate of 2.875 % per annum, on a semi-annual bond equivalent basis using a 360-day year composed of twelve 30-day months, commencing on the Issue Date of this Security.

     General. Except as described below under "-Contingent Cash Interest," we will not make periodic payments of interest on the Securities. Each Security will be issued at an issue price of $565.01 per Security. However, the Securities will accrue original issue discount while they remain outstanding. Original issue discount is the difference between the issue price and the principal amount at maturity of a Security. Original issue discount will be calculated on a semi-annual bond equivalent basis at the yield to maturity of the Securities, using a 360-day year comprised of twelve 30-day months. The expected issue date for the Securities and the commencement date for the accrual of original issue discount will be September 7, 2001. Contingent Cash Interest on Securities converted after a record date but prior to the corresponding interest payment date will be paid to the Holder of the Securities on the record date but, upon conversion the Holder must pay the Company the interest which has accrued and will be paid on such interest payment date. No such payment need be made with respect to Securities which will be redeemed after a record date and prior to the corresponding interest payment date.

     If the Purchase Price, Redemption Price, Change in Control Purchase Price Additional Amounts, Liquidated Damages or Accreted Value, as applicable, of a Security or any portion of such Purchase Price, Redemption Price, Change in Control Purchase Price, Additional Amounts, Liquidated Damages or Accreted Value, as applicable, is not paid when due (whether upon acceleration pursuant to Section 8.2 of the Indenture, upon the date set for payment of the Redemption Price pursuant to Paragraph 7 hereof, upon the date set for payment of the Purchase Price or the Change in Control Purchase Price pursuant to Paragraph 9 hereof, or upon the Stated Maturity of this Security), then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 2.875% per annum, compounded semi-annually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand and shall be based on a 360-day year comprised of twelve 30-day months.

2.   Contingent Cash Interest.

     (a) Commencing after September 7, 2004 the Company shall make Contingent Cash Interest payments to the Holders of Securities, as below, during any Semiannual Period if, but only if, the average Securities' Market Price of one Security for the five Trading Days in the relevant Five-Trading-Day Measurement Period equals 120% or more of the Accreted Value of such Security. During any Semiannual Period when Contingent Cash Interest is payable pursuant to this Paragraph, each Contingent Cash Interest payment due and payable pursuant to this Paragraph on each $1,000 Principal amount at maturity of Securities shall be calculated for any quarterly period of the applicable Semiannual Period, and in each instance shall equal the greater of (i) $ .46 multiplied by 5.277 or
(ii) the sum of all Regular Cash Dividends paid by the Company per share on the Ordinary Shares during the applicable quarter of such Semiannual Period multiplied by the then applicable Conversion Rate.

     Contingent Cash Interest, if any, shall accrue as of the 15th day preceding the last day of the relevant Semiannual Period (each a "Contingent Cash Interest Record Date"), or, if the Company pays Regular Cash Dividends on its Ordinary Shares during a quarter within the relevant Semiannual Period, as of the Ordinary Shares Record Date. If we only pay Regular Cash Dividends for one quarter within the relevant Semiannual Period, the remaining Contingent Cash Interest will accrue as of the Contingent Cash Interest Record Date.

     The Original Issue Discount of the Securities will continue to accrue whether or not Contingent Cash Interest payments are made or any Contingent Additional Principal accrues.

     (b) Payment of Contingent Cash Interest. Accrued and unpaid Contingent Cash Interest, if any, shall be paid on the last day of such Semiannual Period or, if the Company pays a Regular Cash Dividends on the Ordinary Shares during a Semiannual Period, on the payment date for the related Ordinary Shares dividend (in each case, a "Contingent Cash Interest Payment Date"). Contingent Cash Interest payments on any Security that are payable, and are punctually paid or duly provided for, on any Contingent Cash Interest Payment Date shall be paid to the Person who is the Holder of that Security on the Contingent Cash Interest Record Date or the Ordinary Shares Record Date, as applicable, at the office or agency of the Company maintained for such purpose. Each payment of Contingent Cash Interest on any Security shall be paid (A) if such Security is held in the form of a Global Security, in same-day funds by transfer to an account maintained by the payee located inside the United States, or (B) if such Security is held in the form of a Certificated Security, by check, mailed to the address of such Holder as set forth in the Security Register. In the case of a Global Security, Contingent Cash Interest payable, will be paid on the applicable Contingent Cash Interest Payment Date to the Depositary for the purpose of permitting DTC to credit the interest received by it in respect of such Global Security to the accounts of the beneficial owners thereof.

     (c) Notice. Upon determination that Holders of Securities will be entitled to receive Contingent Cash Interest during a Semiannual Period, prior to the start of such Semiannual Period, the Company will disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information or publish the information on its Web site or through such other public medium as it may use at that time.

     (d) Bid Solicitation Agent. The Bid Solicitation Agent shall solicit bids from securities dealers which the Company indicates that it believes are willing to bid for the Securities. The Company initially appoints the Trustee to act as the Bid Solicitation Agent. The

Company may change the Bid Solicitation Agent at its discretion; provided, however, the Bid Solicitation Agent may not be an Affiliate of the Company.

3.   Contingent Additional Principal.

     (a) On September 7, 2002 and September 7, 2003, if the Sale Price of the Ordinary Shares is at or below the Ordinary Shares Threshold Price (as set forth in the first column under the schedule below) for at least 20 Trading Days during the Thirty-Trading-Day Measurement Period prior to that date, Contingent Additional Principal shall accrue on the Securities commencing on such date at a rate of either 0.50% or .645% per year, computed on a semiannual bond equivalent basis, on the sum of the Issue Price plus accrued Original Issue Discount to such date for a period of one year, in accordance with the schedule set forth below:

                                September 7, 2002

-----------------------------------------------------------------------------------------------------------
              Ordinary Shares Threshold Price                  Contingent Additional     Adjusted Yield
   (expressed as a percentage of the Accreted Conversion             Principal
                 Price of the Securities)
-----------------------------------------------------------------------------------------------------------
               Equal to or less than 69% and                            .50%             3.375%
                     greater than 65%
-----------------------------------------------------------------------------------------------------------
                 Equal to or less than 65%                             .645%             3.52%
-----------------------------------------------------------------------------------------------------------


                                September 7, 2003

-----------------------------------------------------------------------------------------------------------
              Ordinary Shares Threshold Price                  Contingent Additional     Adjusted Yield
   (expressed as a percentage of the Accreted Conversion             Principal
                 Price of the Securities)
-----------------------------------------------------------------------------------------------------------
               Equal to or less than 75% and                            .50%             3.375%
                     greater than 72%
-----------------------------------------------------------------------------------------------------------
                 Equal to or less than 72%                             .645%             3.52%
-----------------------------------------------------------------------------------------------------------

     No Contingent Additional Principal will accrue after September 7, 2004.

     (b) Payment of Contingent Additional Principal. If payable, the Contingent Additional Principal shall be paid on the Stated Maturity of the Securities. Contingent Additional Principal shall be calculated on a semiannual bond equivalent basis, using a 360-day year consisting of twelve 30-day months.

     (c) Notice. In the event that any Contingent Additional Principal accrues on the Securities, the Company will disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information or publish the information on its Web site or through such other public medium as it may use at that time. The Company shall also notify the Trustee annually in writing, at such time that the Company files with the Trustee its annual reports or other information or documents pursuant to Section 6.2 of the Indenture, of any accrual of Contingent Additional Principal and the resulting increase in the Principal amount at maturity per Security. Following its receipt of such notice, the Trustee shall provide such information to DTC for dissemination to the participants of DTC.

4.   Method of Payment.

     Subject to the terms and conditions of the Indenture and except as provided above in the case of Contingent Cash Interest, the Company will make payments in cash at Stated Maturity and payments in cash, Ordinary Shares or a combination thereof, as the case may be, in respect of Redemption Prices, Purchase Prices and Change in Control Purchase Prices to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by wire transfers of immediately available funds or, at the Company's option, by check payable in such money.

5.   Paying Agent, Conversion Agent and Registrar.

     Initially, the Trustee will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

6.   Indenture.

     The Company issued the Securities under an Indenture dated as of September 7, 2001 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

     The Securities are general unsecured obligations of the Company limited to $508,842,000 aggregate principal amount at maturity (subject to adjustments for Contingent Additional Principal and Contingent Cash Interest, if any). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

7.   Redemption at the Option of the Company.

     No sinking fund is provided for the Securities. Subject to the terms and conditions of this Indenture, the Securities are redeemable at the option of the Company in whole or in part, at any time or from time to time on, or after September 7, 2004 for a cash price equal to the Accreted Value plus accrued and unpaid Contingent Cash Interest, if any, up to the Redemption Date (the "Redemption Price").

8.   Notice of Redemption.

     Notice of redemption pursuant to Paragraph 7 of this Security will be mailed at least 15 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption

Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, interest ceases to accrue on such Securities or portions thereof on and after the Redemption Date. Securities in denominations larger than $1,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

9.   Purchase By the Company at the Option of the Holder.

     (a) Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Securities held by such Holder on September 7, 2002, September 7, 2003, September 7, 2004, September 7, 2006, September 7, 2008, September 7, 2011 and September 7, 2016 or the next Business Day following such dates to the extent such dates are not Business Days, in integral multiples of $1,000 at a Purchase Price equal to the Accreted Value plus accrued and unpaid Contingent Cash Interest, if any, on the Purchase Date. To exercise such right, a Holder shall deliver to the Company a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the last day prior to such Purchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

     The Purchase Price may be paid, at the option of the Company, in cash or by the issuance and delivery of Ordinary Shares, or in any combination thereof.

     (b) At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to offer to purchase the Securities held by such Holder within 30 days (which purchase shall occur 45 days after the date of the Company's notice) after the occurrence of a Change in Control of the Company (as defined in the Indenture) for a Change in Control Purchase Price equal to the Accreted Value plus accrued and unpaid Contingent Cash Interest, if any, on the Change in Control Purchase Date, which Change in Control Purchase Price shall be paid in cash or, at the Company's option, Ordinary Shares (as calculated in accordance with Section 5.7 of the Indenture).

     (c) Holders have the right to withdraw any Purchase Notice delivered pursuant to Paragraph 9(a) above or Change in Control Purchase Notice delivered pursuant to Paragraph 9(c), as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

     If cash (and/or Ordinary Shares if permitted under the Indenture) sufficient to pay the Purchase Price or Change in Control Purchase Price, as the case may be, of all Securities or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Change in Control Purchase Date and other interest ceases to accrue on such Securities (or portions thereof) immediately after such Purchase Date or Change in Control Purchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Purchase Price or Change in Control Purchase Price upon surrender of such Security.

10.  Conversion.

     (a) The initial Conversion Rate is 5.277 Ordinary Shares per $1,000 principal amount at maturity of Securities, subject to adjustment in certain events described in the Indenture. A Holder that surrenders Securities for conversion will receive cash in lieu of any fractional Ordinary Share based on the closing price of the Ordinary Shares of the Company on the Trading Day immediately prior to the conversion date.

     (b) During any Conversion Period, Holders may surrender Securities for conversion into Ordinary Shares if the Sale Prices of the Ordinary Shares for a period of at least 20 Trading Days in the 30 consecutive Trading Day period ending on the first day of such Conversion Period is more than 110% of the Accreted Conversion Price per Ordinary Share as determined by the Conversion Agent on the first day of the Conversion Period. A "Conversion Period" will be the period from and including the thirtieth Trading Day in a fiscal quarter to but not including the thirtieth Trading Day in the immediately following fiscal quarter.

     (c) A Holder may also surrender for conversion a Security or portion of a Security which has been called for redemption pursuant to Paragraph 7 hereof, and such Securities may be surrendered for conversion until the close of business on the Business Day immediately preceding the Redemption Date. A Security in respect of which a Holder has delivered a Purchase Notice or a Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

     (d) (i) Holders may also surrender Securities for conversion into Ordinary Shares during the five consecutive Trading Day period beginning 10 Business Days following any 10 consecutive trading-day period in which the average of the Trading Prices for a Security was less than 95% of the average Parity Value (as defined below) for that period.

     The "Trading Price" of the Securities on any date of determination means the average of the secondary market bid quotations per Security obtained by State Street Bank and Trust Company for $10,000,000 principal amount at maturity of the Securities at approximately 4:00 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that if at least three such bids cannot reasonably be obtained by State Street Bank and Trust Company, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by State Street Bank and Trust Company, this one bid shall be used. If State Street Bank and Trust Company cannot reasonably obtain at least one bid for $10,000,000 principal amount of maturity of the Securities from a nationally recognized securities dealer or in the reasonable judgment of the Company, the bid quotations are not indicative of the secondary market value of the Securities, then the trading price of the Securities will equal (a) the then-applicable conversion rate of the Securities multiplied by (b) the closing price on the New York Stock Exchange of the Company's Ordinary Shares on such determination date; provided that the Trustee shall not determine the trading price of the Securities unless requested by the Company; and provided, further, that the Company shall have no obligation to make such request unless a holder of Securities provides the Company with reasonable evidence that the trading price of the Security may be less than 95% of the average Parity Value; and at which time, the Company shall instruct the Trustee to determine the trading price of the Securities beginning on the next Trading Day on each successive Trading Day until the Trading Price is greater than or equal to 95% of the Parity Value of the Securities. The Trustee shall be entitled to select the appropriate method for determining the trading price of the Securities and shall be entitled to all of the rights of the trustee set forth in the Indenture in connection with any such determination. Any such determination shall be conclusive absent manifest error. The "Parity Value" of the Securities on any date of determination means the product of (x) the Sale Price of the Ordinary Shares on such date and (y) the number of Ordinary Shares including fractional shares into which such Securities are convertible on such date.

     (ii) Notwithstanding paragraph (a)(ii) above, if at conversion the Sales Price of the Ordinary Shares is greater than 100% of the Accreted Conversion Price but less than or equal to 110% of the Accreted Conversion Price, then the Holders will receive, in lieu of Ordinary Shares based on the applicable Conversion Rate, cash or Ordinary Shares, or a combination of both cash and Ordinary Shares, with a value equal to the then Accreted Value of the Securities on the Conversion Date (an " Accreted Value Conversion"). If there is an Accreted Value Conversion, the Ordinary Shares will be valued at 100% of the average Sales Price for the five Trading Days ending on the third day prior to the date of conversion. If the Company elects to pay all or a portion of the Accreted Value upon an Accreted Value Conversion in Ordinary Shares, the Company will notify holders not less than five Business Days prior to the beginning of the five day period in which Holders can convert their Securities pursuant to an Accreted Value Conversion.

     (e) In the event that the Company declares a dividend or distribution described in Section 10.7 of the Indenture, or a dividend or a distribution described in Section 10.8 of the Indenture where the fair market value of such dividend or distribution per Ordinary Share, as determined in the Indenture, exceeds 12.5% of the Sale Price of an Ordinary Share as of the Business Day prior to the date of declaration for such distribution, the Securities may be surrendered for conversion beginning on the date the Company gives notice to the Holders of such right, which shall be not less than 20 days prior to the Ex-Dividend Time for such dividend or distribution and Securities may be surrendered for conversion at any time thereafter until the close of business on the Business Day prior to the Ex-Dividend Time or until the Company announces that such distribution will not take place.

     (f) A Holder may surrender for conversion a Security or portion of a Security during such period, if any, as (i) the credit rating assigned to the Securities by Standard & Poor's Rating Group (or its successors) is below BBB+,
(ii) the credit rating assigned to the Securities by such rating agency is suspended or withdrawn or (iii) such rating agency is no longer rating the Securities.

     (g) In the event the Company is a party to a consolidation, merger or binding share exchange, as set forth in Section 7.1 of the Indenture, pursuant to which the Ordinary Shares would be converted into cash, securities or other property as set forth in Section 12.15 of the Indenture, the Securities may be surrendered for conversion at any time from and after the date which is 15 days prior to the date the Company announces as the anticipated effective time until 15 days after the actual date of such transaction.

     (h) To surrender a Security for conversion, a Holder must (1) complete and manually sign the irrevocable conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the

Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents and (4) pay any transfer or similar tax, if required.

     (i) A Holder may convert a portion of a Security if the principal amount at maturity of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Ordinary Shares except as provided in the Indenture. Except as provided in Paragraph 1 hereof, on conversion of a Security, the Holder will not receive any cash payment representing accrued interest with respect to the converted Securities. Instead, upon conversion the Company will deliver to the Holder a fixed number of Ordinary Shares and any cash payment to account for fractional shares. Accrued interest will be deemed paid in full rather than canceled, extinguished or forfeited. The Company will not adjust the Conversion Rate to account for accrued interest.

     (j) The Conversion Rate will be adjusted as provided in Article XII of the Indenture. The Company may increase the Conversion Rate for at least 20 days, so long as the increase is irrevocable during such period.

     (k) If the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets as set forth in
Section 7.1 of the Indenture, or upon certain distributions described in Section
12.8 of the Indenture, the right to convert a Security into Ordinary Shares may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

11.  Conversion Arrangement on Call for Redemption.

     A Holder may surrender for conversion any of the Securities called for redemption at any time prior to the close of business one Business Day prior to the Redemption Date, even if it is not otherwise convertible at such time. If a Holder has already delivered a Purchase Notice or a Change in Control Purchase Notice with respect to a Security, however, the Holder may not surrender that Security for conversion until the Holder has withdrawn the notice in accordance with the Indenture.

12.  Denominations; Transfer; Exchange.

     The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount at maturity and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

13.  Persons Deemed Owners.

     The registered Holder of this Security may be treated as the owner of this Security for all purposes.

14.  Unclaimed Money or Securities.

     The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

15.  Trustee Dealings with the Company.

     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.  Calculations in Respect of Securities.

     The Company will be responsible for making all calculations called for under the Securities. These calculations include, but not limited to, determinations of the market prices of the Securities and the Ordinary Shares, any accrued Contingent Cash Interest payable on the Securities, the Accreted Value of the Securities and the Accreted Conversion Price of the Securities. The Company will make these calculations in good faith and, absent manifest error, the calculations will be final and binding on Holders of the Securities. The Company will provide to the Trustee a schedule of its calculations, and the Trustee is entitled to rely upon the accuracy of such calculations without independent verification. The Trustee will forward the Company's calculations to any Holder of the Securities upon the request of such Holder.

17.  No Recourse Against Others.

     A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.  Authentication.

     This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

19.  Abbreviations.

     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT

TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.  GOVERNING LAW.

     THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY.

     The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                  XL Capital Ltd
                  XL House
                  One Bermudiana Road
                  Hamilton, Bermuda HM11
                  Attn:  Gavin R. Arton

21.  Registration Rights.

     The Holders of the Securities are entitled to the benefits of the Registration Rights Agreement, dated as of September 7, 2001, between the Company and Merrill Lynch & Co., Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated including the receipt of liquidated damages ("Liquidated Damages") upon a registration default (as defined in such agreement).


----------------------------------------------------------------------------------------------------

                ASSIGNMENT FORM                                        CONVERSION NOTICE
----------------------------------------------------------------------------------------------------

To assign this Security, fill in the form below:          To convert this Security into Ordinary
                                                          Shares of the Company, check the box [   ]
----------------------------------------------------------------------------------------------------

I or we assign and transfer this Security to              To convert only part of this Security,
_________________________                                 state the principal amount to be converted
_________________________                                 (which must be $1,000 or an integral
(Insert assignee's soc. sec. or tax ID no.)               multiple of $1,000):
-------------------------
_________________________                                 If you want the stock certificate made out
_________________________                                 in another person's name fill in the form
(Print or type assignee's name, address and zip           below:
code)                                                     _________________________
                                                          _________________________

and irrevocably appoint                                   (Insert the other person's soc. sec. tax
                                                          ID no.)
____________________ agent to transfer this
Security on the books of the Company.  The                __________________________
agent may substitute another to act for him.              __________________________
                                                          _________________________
                                                          (Print or type other person's name,
                                                          address and zip code)
----------------------------------------------------------------------------------------------------


Date:  __________ Your Signature:  _________________________________

----------------------------------------------------------------------
 (Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed

--------------------------------
Participant in a Recognized Signature
Guarantee Medallion Program

By: _____________________________
        Authorized Signatory

             SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY

Initial Principal amount at maturity of Global Security: __________($_________).

--------------------------------------------------------------------------------------------------------------------
          Date             Amount of Increase    Amount of Decrease in    Principal amount at        Notation by
                           in principal amount    principal amount at     maturity of Global        Registrar or
                             at maturity of        maturity of Global       Security After       Security Custodian
                             Global Security            Security         Increase or Decrease
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT B

                     Liquid Yield Option (TM) Notes due 2021

                              Transfer Certificate

     In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act") (or any successor provision), the undersigned registered owner of this Security hereby certifies with respect to $____________ principal amount at maturity of the above-captioned Securities presented or surrendered on the date hereof (the "Surrendered Securities") for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "transfer"), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:


     [_] A transfer of the Surrendered Securities is made to the Company or any of its subsidiaries; or

     [_] The transfer of the Surrendered Securities complies with Rule 144A under the Securities Act; or

     [_] The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act, or

     [_] The transfer of the Surrendered Securities is pursuant to another available exemption from the registration requirements of the Securities Act.

     and unless the box below is checked, the undersigned confirms that, to the undersigned's knowledge, such Securities are not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate").


     [_]  The transferee is an Affiliate of the Company.

DATE:                       __________________________________
                                       Signature(s)

     (If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

--------------------------------
Participant in a Recognized Signature

Guarantee Medallion Program

By: _____________________________
             Authorized Signatory